UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JACK IN THE BOX INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JACK IN THE BOX INC.

January 12, 2012

Dear Fellow Stockholder:

We invite you to attend the Jack in the Box Inc. 2012 Annual Meeting of Stockholders. The meeting will be held on Friday, February 17, 2012, at 8:30 a.m. (Pacific Standard Time) at the Hilton San Diego/Del Mar, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014.

In the following pages, you will find the Notice of Annual Meeting of Stockholders as well as a Proxy Statement describing the business to be conducted at the meeting. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended October 2, 2011, for your information.

To assure that your shares are represented at the meeting, please mark your choices on the enclosed proxy card, sign and date the card, and return it promptly in the postage-paid envelope provided. We also offer stockholders the opportunity to vote their shares over the Internet or by telephone. Please see the Proxy Statement and the enclosed proxy card for details about voting. If you hold your shares through an account with a broker, bank, or other financial institution, please follow the instructions you receive from them to vote your shares. If you are able to attend the meeting and wish to vote your shares in person, you may do so at any time before the proxy is voted at the meeting.

Sincerely,

Linda A. Lang
Chairman of the Board,
Chief Executive Officer and President

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on February 17, 2012

The Jack in the Box Inc. Proxy Statement and Annual Report on Form 10-K for the fiscal year ended October 2, 2011, are available electronically at www.jackinthebox.com/proxy

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 17, 2012

The 2012 Annual Meeting of Stockholders of Jack in the Box Inc. will be held on Friday, February 17, 2012, at 8:30 a.m. Pacific Standard Time, at the Hilton San Diego/Del Mar, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014 for the following purposes:

1.	To elect the eight directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To approve an amendment and restatement of the Jack in the Box Inc. 2004 Stock Incentive Plan that includes an increase in the aggregate number of shares of Common Stock authorized for issuance under the Plan by 3,700,000 shares;

3.	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 30, 2012;

4.	To provide an advisory vote regarding the compensation of the named executive officers for the fiscal year ended October 2, 2011, as set forth in the Proxy Statement;

5.	To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

These matters are more fully described in the attached Proxy Statement, which is made a part of this notice.

Our Board of Directors recommends a vote “FOR” proposals 1 through 4. You are entitled to vote at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) only if you were a Jack in the Box stockholder as of the close of business on December 20, 2011, the record date for the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, at our principal offices located at 9330 Balboa Avenue, San Diego, CA 92123.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number, over the Internet, or by signing, dating, and returning the enclosed proxy card as promptly as possible in the envelope provided.

By order of the Board of Directors,

Phillip H. Rudolph
Executive Vice President, General Counsel and Secretary

San Diego, California

January 12, 2012

INFORMATION REGARDING ADMISSION TO THE ANNUAL MEETING

Everyone attending the 2012 Annual Meeting of Stockholders will be required to present both proof of ownership of Jack in the Box Inc. Common Stock and valid picture identification, such as a driver’s license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of Jack in the Box Inc. stock and valid picture identification, you may be denied admission to the Annual Meeting.

Cameras and electronic recording devices are not permitted at the Annual Meeting.

JACK IN THE BOX INC.

9330 Balboa Avenue

San Diego, California 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 17, 2012

GENERAL INFORMATION

Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of Jack in the Box Inc. (sometimes referred to as the “Company,” “Jack in the Box,” “we,” “us,” and “our”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on February 17, 2012, at 8:30 a.m. Pacific Standard Time at the Hilton San Diego/Del Mar, 15575 Jimmy Durante Boulevard, Del Mar, CA 92014. If you held shares of our Common Stock on December 20, 2011, (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What am I voting on?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote over the Internet or by telephone.

The Notice of Annual Meeting of Stockholders, Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended October 2, 2011, will be mailed to stockholders on or about January 12, 2012.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

1.	Election of the eight directors specified in this Proxy Statement to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.	Approval of amendment and restatement of the Jack in the Box Inc. 2004 Stock Incentive Plan that includes an increase in the aggregate number of shares of Common Stock authorized for issuance under the Plan by 3,700,000 shares.

3.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 30, 2012.

4.	Advisory vote on the compensation awarded to the named executive officers for the fiscal year ended October 2, 2011, as set forth in this Proxy Statement.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•

“FOR” the election of each of the eight directors named in this Proxy Statement to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

•	“FOR” the approval of the amendment and restatement of the 2004 Stock Incentive Plan;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending September 30, 2012; and

•	“FOR,” on an advisory basis, the approval of the compensation awarded to the named executive officers for the fiscal year ended October 2, 2011, as set forth in this Proxy Statement.

Who can vote at the Annual Meeting?

If you were a holder of Jack in the Box common stock (the “Common Stock”) either as a stockholder of record or as the beneficial owner of shares held in street name as of the close of business on December 20, 2011, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 44,048,254 shares of Jack in the Box Inc. Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

What does it mean to be a “stockholder of record”?

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, BNY Mellon Shareowner Services, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card, or vote by telephone or Internet, to ensure your vote is counted.

What does it mean to beneficially own shares in “street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker.

What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated, proxy card to the Company without making any voting selections, the Company will vote your shares as follows:

•	“FOR” the election of all director nominees;

•	“FOR” the approval of the amendment and restatement of the 2004 Stock Incentive Plan;

•	“FOR” the ratification of KPMG LLP as our independent registered public accountants for the fiscal year ending September 30, 2012; and

•	“FOR,” on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended October 2, 2011, as set forth in this Proxy Statement.

The Company does not expect that any matters other than the election of directors and the other proposals described in this Proxy Statement will be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

What does it mean if I received more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” abstentions and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matter in this Proxy Statement is the ratification of the independent registered public accountants. Non-routine matters in this Proxy Statement are the election of directors, approval of the amendment and restatement of the 2004 Stock Incentive Plan, and the advisory vote on the compensation of the named executive officers. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any of the proposals at the Annual Meeting other than the ratification of the independent registered public accountants. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum, as provided below.

What is the voting requirement to approve each of the proposals?

Proposal One — Election of Directors

In the election of directors, you may vote FOR, AGAINST or ABSTAIN. The Company’s Bylaws require that in an election such as this where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast ““AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to “ABSTAIN” nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee, and will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve, but shall tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

Proposal Two — Approval of Amendment and Restatement of the Stock Incentive Plan

The proposal to approve the amendment and restatement of the 2004 Stock Incentive Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as a vote cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval of this proposal. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Proposal Three — Ratification of the Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of KPMG LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this proposal. Abstentions will be counted for the purpose of determining whether a quorum is present.

Proposal Four — Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended October 2, 2011, requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as a vote cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval of this proposal. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

How do I vote my shares of Jack in the Box Common Stock?

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the proxy card at any time up until 8:59 p.m., Pacific Standard Time, on February 16, 2012.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 8:59 p.m., Pacific Standard Time, on February 16, 2012.

•

By Mail:    if you have received a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

•

In Person:    if you satisfy the admission requirements to the Annual Meeting, as described in the Notice of the Annual Meeting of Stockholders (the “Notice”), you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

•

If you are a beneficial owner, you can vote in the following way:    if your shares are held in street name or through a benefit or compensation plan, your broker or your plan trustee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail, as instructed by your broker, trustee, or other agent. Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

May I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary before the taking of the vote at the Annual Meeting;

•	voting again via the Internet or telephone but before the closing of those voting facilities at 8:59 p.m. (Pacific Standard Time) on February 16, 2012;

•	attending the Annual Meeting, revoking your proxy and voting in person (attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy); or

•	submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting.

The written statement or subsequent proxy should be delivered to Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary before the taking of the vote at the Annual Meeting.

If you are a beneficial owner and hold shares through a broker, bank, or other financial institution, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker, bank, or other nominee giving you the right to vote the shares.

Who will pay for the cost of soliciting proxies?

The Company will pay the cost of preparing, printing, and mailing the Notice and the proxy materials. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of Common Stock beneficially owned by others, to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. If you choose to access proxy materials or vote over the Internet or by telephone, you are responsible for Internet or telephone charges. We have engaged Innisfree M&A Inc. (“Innisfree”), a proxy-solicitation firm, to provide advice to the Company with respect to the 2012 Annual Meeting of Stockholders and to assist us in the solicitation of proxies, for which the Company will pay a fee of $20,000 plus reimbursement of certain out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally, by telephone, or by Innisfree. They may also be solicited by directors, officers, or employees of the Company, who will receive no additional compensation for such services.

How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by writing to Investor Relations Department, Jack in the Box Inc., 9330 Balboa Avenue, San Diego, CA 92123 or by sending an email to Investor.relations@jackinthebox.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

All of the directors of the Company are elected annually and serve until the next Annual Meeting and until their respective successors are elected and qualified. The current nominees for election as directors are set forth below. All of the nominees have indicated their willingness to serve, and have consented to be named in the Proxy Statement, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated in the proxy. Murray Hutchison, who has served on the Company’s Board of Directors since 1998, has reached his mandatory retirement age and, accordingly, is not standing for re-election. Following the Annual Meeting, Mr. Hutchison will no longer be a director of the Company.

Nominees for Director

The following table provides certain information about each nominee for director as of January 1, 2012.

Name	Age	Position(s) with the Company	Director Since
David L. Goebel(1)(2)(3)(4)	61	Director	2008
Madeleine A. Kleiner(4)	60	Director	2011
Linda A. Lang(3)	53	Chairman of the Board, Chief Executive Officer and President	2003
Michael W. Murphy(2)(3)(5)	54	Director	2002
James M. Myers(5)(6)	54	Director	2010
David M. Tehle(5)(6)	55	Director	2004
Winifred M. Webb(4)(6)	53	Director	2008
John T. Wyatt(2)(6)	56	Director	2010

(1)	Lead Director
(2)	Member of the Compensation Committee
(3)	Member of the Executive Committee
(4)	Member of the Nominating and Governance Committee
(5)	Member of the Audit Committee
(6)	Member of the Finance Committee

Director Qualifications and Biographical Information

Biographical information for director nominees is set forth below, including the key qualifications, attributes, and skills that the Board considered in their nomination.

Our Board includes individuals with strong backgrounds in executive leadership and management, and we believe that, as a group, they work effectively together in overseeing our business. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term best interests of our Company. While we do not have a diversity policy, we believe that our directors’ diversity of backgrounds and experiences, which include the restaurant industry, franchising, hospitality, finance, retail, manufacturing, media, and healthcare, results in different ideas and varying viewpoints that contribute to effective oversight of our business.

Mr. Goebel has been a director of the Company since December 2008 and currently serves as Lead Director. He has been a Faculty Member of the U.S. Faculty of Mentors for Merryck & Co. Limited, a worldwide business mentoring firm that offers services exclusively for chief executive officers by chief executive officers, since May 2008. In 2008, Mr. Goebel became the founding principal and President of Santoku, Inc., a private company that operates sub shops under the name Goodcents Deli Fresh Subs, and that provides cafeteria and vending services in the Kansas City area. In July 2010, Mr. Goebel became President and CEO of Goodcents Deli Fresh Subs, a franchisor of the Goodcents Deli Fresh Subs restaurant chain of approximately 100 units. Mr. Goebel has more than 35 years of experience in the retail, food service, and hospitality industries. From August 2006 until November 2007, he served as President and Chief Executive Officer of Applebee’s International, Inc., which operated nearly 2,000 restaurants in the United States and internationally. Mr. Goebel joined Applebee’s in 2001, and while there held several positions, including Senior Vice President of Franchise Operations, Executive Vice President of Operations, Chief Operating Officer, and President, prior to becoming Chief Executive Officer in 2006. From 1998 to 2000, Mr. Goebel was President of Summit Management, Inc., a consulting group specializing in executive development and strategic planning. Previously, Mr. Goebel was the Chief Operating Officer of Finest Foodservice, LLC, a Boston Chicken/Boston Market franchise that he founded and co-owned. The company was responsible for developing 80 restaurants within a seven-state area from 1994 until 1998. Mr. Goebel is Chairman of the Board of Children’s Mercy Family Health Partners in Kansas City.

Qualifications:     Mr. Goebel’s qualifications to serve on our Board include his business, operational, management, and leadership development experience in the retail, food service, and hospitality industries, and as an executive consultant, including experience in restaurant operations, restaurant and concept development, franchising, executive development, succession planning, executive compensation and strategic planning. Additionally, both his current restaurant operating experience and his experience at Applebee’s International provide Mr. Goebel with experience overseeing supply-chain functions and with risk assessment and risk management.

Ms. Kleiner has been a director of the Company since September 2011. From 2001 to 2008, Ms. Kleiner was Executive Vice President, General Counsel and Corporate Secretary for Hilton Hotels Corporation, a hotel and resort company. At Hilton, Ms. Kleiner oversaw the company’s legal affairs and the ethics, privacy and government affairs functions. She was also a member of the executive committee with significant responsibility for board of directors matters. From 1999 through 2001, Ms. Kleiner served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. From 1995 to 1998, Ms. Kleiner served as senior executive vice president, chief administrative officer and general counsel of H. F. Ahmanson & Company and its subsidiary, Home Savings of America, where she was responsible for oversight of legal, human resources, legislative and government affairs and corporate communications. Previous to that, from 1977 to 1995, Ms. Kleiner was with the law firm of Gibson, Dunn & Crutcher, including as partner from 1983 to 1995, where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance, securities transactions and compliance. Ms. Kleiner has served on the Board of Directors of Northrop Grumman Corporation since 2008, where she is a member of the Audit Committee. She also is vice chair of the UCLA Medical Center Board of Advisors and a member of the board of the New Village Charter School.

Qualifications:    Ms. Kleiner’s qualifications to serve on our Board include her experience as general counsel for two public companies and as outside counsel to numerous public companies. She brings to our Board experience as an executive for a major franchisor in the hospitality industry, as well as expertise in corporate governance, risk management, securities laws disclosure, securities transactions, mergers and acquisitions, Sarbanes-Oxley compliance, human resources and executive compensation, government relations and crisis management.

Ms. Lang has been a director of the Company since November 2003. Ms. Lang has been Chairman of the Board since October 2005, and is currently the Chair of the Executive Committee. She has been Chief Executive Officer of the Company since October 2005 and assumed the additional title of President in 2010. Ms. Lang was President and Chief Operating Officer of the Company from November 2003 to October 2005, and Executive Vice President from July 2002 to November 2003. From 1996 through July 2002, Ms. Lang held officer-level positions at the Company, with marketing or operations responsibilities. Ms. Lang has more than 21 years of experience with the Company in various marketing, finance and operations positions. Ms. Lang is a director on the board of WD-40 Company, a publicly traded company, and serves on the boards of San Diego State University’s College of Business Administration and the San Diego Regional Economic Development Corporation. Ms. Lang also serves on the California State University Board of Trustees.

Qualifications:    Ms. Lang’s qualifications to serve on our Board include her business, operational, management, marketing and financial experience in the restaurant industry gained during her tenure with our Company, including in her current position as Chairman, Chief Executive Officer and President. Her knowledge of our operations, competition and competitive positioning, marketing, research and development, and personnel, along with her deep understanding of our values and culture, bring an important Company perspective to the Board. Her experience as an independent director on the board of a public company and on the boards of multiple civic and educational organizations brings a valuable perspective on strategy, governance, and community to the Board.

Mr. Murphy has been a director of the Company since September 2002, and is currently Chair of the Compensation Committee. He has been President and Chief Executive Officer of Sharp HealthCare, San Diego’s largest integrated health system, since April 1996. Prior to his appointment to President and Chief Executive Officer, Mr. Murphy served as Senior Vice President of Business Development and Legal Affairs for Sharp HealthCare. He began his career at Sharp in 1991 as Chief Financial Officer of Grossmont Hospital before moving to a system-wide role as Vice President of Financial Accounting and Reporting.

Qualifications:    Mr. Murphy’s qualifications to serve on our Board include his business and management experience leading Sharp HealthCare, a large integrated healthcare delivery system with multiple facilities and more than 14,500 employees, his experience as a senior financial officer of Sharp HealthCare, and his experience as a Certified Public Accountant, and former partner at Deloitte. The Board benefits from Mr. Murphy’s extensive experience in accounting, finance, financial reporting, auditing, governance, labor relations, human resources and compensation, marketing, risk assessment and risk management, strategic planning and quality initiatives. As a result of quality and organizational initiatives implemented at Sharp HealthCare in 2007, the organization was recognized with the Malcolm Baldrige National Quality Award, the nation’s highest Presidential honor for quality and organizational performance excellence. Mr. Murphy serves on the boards of civic organizations and is actively involved with community-based health and social service organizations.

Mr. Myers has been a director of the Company since December 2010. Mr. Myers has served as President and Chief Executive Officer of PETCO Animal Supplies, Inc., a holding company for PETCO Animal Supplies Stores, a large specialty pet supplies retailer in the United States, since 2004. Prior to his appointment to President and Chief Executive Officer, Mr. Myers served as Chief Financial Officer for PETCO from 1998 to 2004. He began his career at PETCO as Vice President and Controller in 1990. Previously, Mr. Myers was a Certified Public Accountant with KPMG LLP. Mr. Myers serves on the boards of John Carroll University and the Retail Industry Leaders Association. Mr. Myers served on the board of Provide Commerce, an e-commerce retailer and public company, from 2004-2006, when Provide Commerce was acquired. Mr. Myers served on the audit committee at Provide Commerce.

Qualifications:    Mr. Myers’ qualifications to serve on our Board include more than 25 years of financial and retail operations experience, including 10 years as a CPA and public company auditor with KPMG LLP and 17 years with PETCO, a national specialty retail chain with more than 1,000 stores in 50 states. Mr. Myers brings to the Board his experience on a public company board and audit committee, as well as experience with marketing and consumer brands, human resources and compensation, mergers and acquisitions, capital markets, financial reporting, financial oversight, and the financial and strategic issues facing public and private companies.

Mr. Tehle has been a director of the Company since December 2004, and is currently Chair of the Audit and Finance Committees. He has been Executive Vice President and Chief Financial Officer of Dollar General Corporation, a publicly traded company, since June 2004. Mr. Tehle served from 1997 to June 2004 as Executive Vice President and Chief Financial Officer of Haggar Corporation, a manufacturing, marketing, and retail corporation. From 1996 to 1997, he was Vice President of Finance for a division of The Stanley Works, one of the world’s largest manufacturer of tools, and from 1993 to 1996, he was Vice President and Chief Financial Officer of Hat Brands, Inc.

Qualifications:    Mr. Tehle’s qualifications to serve on our Board include his experience in senior financial management at public companies in the retail and manufacturing industries. As an active CFO, he is responsible for the overall financial management of a large retail organization. Mr. Tehle has experience in the oversight of strategic planning, human resources and compensation, finance, accounting, information systems, investor relations, treasury and internal audit functions. He brings valuable financial expertise and retail and management experience to the Board.

Ms. Webb has been a director of the Company since July 2008, and is currently Chair of the Nominating and Governance Committee. Ms. Webb has been Managing Director for Tennenbaum Capital Partners, LLC, a private investment firm, since January 2010. Prior to joining Tennenbaum Capital Partners, Ms. Webb served from April 2008 to January 2010 as Chief Communications and Investor

Relations Officer and Senior Advisor for Ticketmaster Entertainment, Inc. Ms. Webb served from 1988 to 2008 with The Walt Disney Company, most recently as Executive Director/CEO for The Walt Disney Company Foundation. She also served as Senior Vice President of Investor Relations and Shareholder Services and oversaw the company’s global strategic financial communications. Including previous positions with PaineWebber Inc. and Lehman Brothers, Ms. Webb has 28 years of experience in treasury, corporate finance, institutional and retail investor relations, and capital markets.

Qualifications:    Ms. Webb’s qualifications to serve on our Board include her experience in senior management at global public companies in the entertainment, media, retail, consumer brands, and Internet industries and her experience in the global financial services industry, including expertise in finance, investor relations, communications, media relations, treasury, corporate governance, corporate social responsibility, strategic planning, investment banking and capital markets. Ms. Webb brings valuable strategic and financial market insight and governance acumen to the Board.

Mr. Wyatt has been a director of the Company since May 2010. Mr. Wyatt has served as President of the Old Navy division of Gap Inc. since 2008. He joined Gap Inc. in 2006 as President of the company’s GapBody division, then was named President of the company’s Outlet division. From 2004 to 2006, Mr. Wyatt was President and CEO at Cutter & Buck Inc., a designer and marketer of upscale apparel, including serving on the publicly held company’s board of directors. From 2002 to 2004, he served as President of Warnaco Intimate Apparel, a global designer and manufacturer, and from 1999 to 2002, he was Executive Vice President for Strategic Planning and eBusiness Strategies in the Saks family of companies. Additionally, Mr. Wyatt spent more than 20 years with Vanity Fair Corporation serving ultimately as President of Vanity Fair Intimates and Vanity Fair Intimates Coalition.

Qualifications:    Mr. Wyatt’s qualifications to serve on our Board include his experience in senior management for major consumer brands in large global retail companies, including strategy and business development, marketing and brand building, product development, supply chain, finance and capital markets, labor relations, human resources and compensation, organizational development and succession planning. He brings extensive experience in growing consumer brands to the Board.

Vote Required for Approval

In the election of directors, you may vote FOR, AGAINST, or ABSTAIN. The Company’s Bylaws require that, in an election such as this, where the number of director nominees does not exceed the number of directors to be elected, each director will be elected by the vote of the majority of the votes cast (in person or by proxy) with respect to the director. A “majority of votes cast” means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. For purposes of determining the votes cast, only those votes cast “FOR” or “AGAINST” are included. Neither a vote to ABSTAIN nor a broker non-vote will count as a vote cast FOR or AGAINST a director nominee, and will have no direct effect on the outcome of the election of directors. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority of the votes cast will continue to serve, but shall tender his or her resignation to the Board. The Nominating and Governance Committee will take action to determine whether to accept or reject the director’s resignation, or whether other action is appropriate, and will make a recommendation to the Board. Within ninety (90) days following the date of the certification of the election results, the Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

ON PROPOSAL ONE, ELECTION OF DIRECTORS,

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES

CORPORATE GOVERNANCE

We operate within a comprehensive corporate governance structure that includes high standards of professional and personal conduct. Our Corporate Governance Principles and Practices, our ethics Code of Conduct, the charters for our Audit Committee, Compensation Committee, Finance Committee and Nominating and Governance Committee and other corporate governance information are available at www.jackinthebox.com/investors/corporategovernance. These materials are also available in print to any stockholder upon written request to the Company’s Corporate Secretary, 9330 Balboa Avenue, San Diego, CA 92123. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the Securities and Exchange Commission.

Directors’ Independence

The Board has analyzed the independence of each director. It has determined that Messrs. Goebel, Murphy, Myers, Tehle, and Wyatt, and Ms. Kleiner and Ms. Webb, are independent directors under the NASDAQ Marketplace Rules, as well as the additional Director Independence Guidelines adopted by the Board, and that these directors have no material relationships with the Company. Ms. Lang was determined not to be independent because she is our Chief Executive Officer and President. The Board determined that Mr. Hutchison was an independent director during his Board service in fiscal 2011 and through the date of the Annual Meeting. The Jack in the Box Inc. Director Independence Guidelines are attached hereto as Exhibit A.

Board Meetings, Annual Meeting of Stockholders, and Attendance

The Board held five meetings in fiscal 2011. We expect each director to attend each meeting of the Board and of the committees on which he or she serves. We also expect them to attend the Annual Meeting of Stockholders. During the time each director served on the Board in fiscal 2011, each director attended more than 75% of the meetings of the Board and of the committees on which he or she served. All of the then-sitting directors attended the 2011 Annual Meeting. We currently expect all of our directors standing for election to be present at the 2012 Annual Meeting.

Determination of Current Board Leadership Structure

The Nominating and Governance Committee’s Charter provides that the Committee will annually assess the leadership structure of the Board and recommend a structure to the Board for approval. In September 2011, the Nominating and Governance Committee conducted that assessment, including assessing whether (i) our Chief Executive Officer and President (“CEO”), Ms. Lang, should continue to serve as Chairman of the Board and (ii) the Board should continue to have an independent Lead Director. The Committee recommended to the Board, and the Board approved, that the current structure of combining the positions of Chairman and CEO and appointing a Lead Director is effective and appropriate for the Company at this time.

The Nominating and Governance Committee determined that combining the positions of Chairman and CEO continues to be in the best interests of the Company. The Committee determined that having one individual serve in both roles provides for clear, decisive leadership, accountability, and alignment on corporate strategy. The Committee believes that combining the roles of Chairman and CEO puts Ms. Lang in the best position to use her in-depth knowledge of our industry, our business and its challenges, and our stakeholders, including our major stockholders, employees, and franchisees, to provide the Board with the information and leadership needed to set agendas and direction for the Company. The Committee does not believe that having an independent Chairman would make the Board’s risk oversight processes more effective. The Committee noted that the Chairman and CEO has provided the Board with timely and relevant information regarding the Company’s business.

In reaching its recommendation, the Nominating and Governance Committee also considered:

•

The long standing policies and practices at Jack in the Box for strong, independent oversight, including (i) a Board with a high degree of independence, including only one non-independent member; (ii) Board Committees (other than the Executive Committee) that are composed entirely of independent directors; (iii) Board Committee Chairs who review and approve agendas before

Committee meetings; (iv) an annual evaluation of the performance of the Chairman and Chief Executive Officer by the Compensation Committee, which evaluation is then discussed with the independent directors of the Board in executive session; (v) regular executive sessions attended only by independent directors held by the Board and key Board Committees; (vi) the ability of the independent directors to call meetings of the Board and recommend agenda topics to be considered by the Board; and (vii) an independent Lead Director with oversight responsibility for executive sessions and information flow to the Board.

•

The impact that changing the current Board leadership structure would have on the Company: The Committee concluded that retaining the current Board leadership structure provides valuable stability and effective leadership.

Lead Director

The independent directors have appointed a Lead Director from among the independent directors serving on the Board. Our Corporate Governance Principles and Practices provide for the Lead Director to fulfill the following functions: (a) set agendas for the executive sessions of the Board, (b) preside at the executive sessions of the independent directors, (c) act as the main communication channel between the Board and the CEO, and (d) determine the format and adequacy of information flow to the Board. The Lead Director may perform other functions as the Board may direct, including advising management on the agenda for Board meetings. Mr. Goebel currently serves as Lead Director.

The Board’s Role in Succession Planning

The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. As reflected in our Corporate Governance Principles and Practices and the Compensation Committee Charter, the Board has delegated to the Compensation Committee primary responsibility to review and advise on long range plans for management development and retention and executive succession, including CEO succession. The Board expects the Committee to review such plans with management and the Board and to make recommendations to the Board with respect thereto. The Board’s practice is to have the CEO review annually with the full Board the abilities of the key senior managers and their likely successors, as well as to consider management succession issues when meeting in executive session.

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management. The Board’s role is to provide oversight of the processes designed to identify, assess and monitor key risks and risk mitigation activities. The Board fulfills its risk oversight responsibilities through (i) reports directly from managers responsible for the management of particular business risks, and (ii) reports by each Committee Chair regarding the Committee’s oversight of specific risk topics.

The Board has delegated oversight of specific risk areas to Committees of the Board. For example, the Audit Committee discusses with management the Company’s major risk exposures and the steps management has taken to monitor and mitigate those exposures, including the processes for enterprise risk assessment and risk management. As another example, the Compensation Committee discusses with management and its independent consultant the risks arising in connection with the design of the Company’s compensation programs and succession planning. The risk oversight responsibility of each Board Committee is described in its committee charter available at www.jackinthebox.com/investors/corporategovernance. A more detailed discussion of the Compensation Committee’s oversight of compensation risk is found in Section IX of the Compensation Discussion and Analysis.

Executive Sessions

Non-employee directors meet in executive session without management present at each regularly scheduled meeting of the Board. Mr. Goebel is currently designated by the Board to act as the Lead Director for such executive sessions. The Audit Committee also holds executive sessions at each regularly scheduled meeting, and the other committees of the Board meet in executive session as they find appropriate.

Committees of the Board

The Board of Directors has five standing committees: Audit, Compensation, Nominating and Governance, Finance, and Executive. The authority and responsibility of each committee is summarized below. A more detailed description of the functions of the Audit, Compensation, Nominating and Governance, and Finance Committees is included in each committee charter available at www.jackinthebox.com/investors/corporategovernance.

Committee Member Independence.    The Board has determined that each member of the Audit, Compensation, Nominating and Governance, and Finance Committees is an independent director for purposes of NASDAQ listing rules as well as under the additional Independence Guidelines adopted by the Board. In addition, the members of the Audit Committee are all independent as required under Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934, and the members of the Compensation Committee meet the definitions of (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Audit Committee.    As more fully described in its charter, the Audit Committee assists the Board of Directors with overseeing:

•	the integrity of the Company’s financial reports;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s performance, qualifications and independence;

•	the performance of the Company’s internal auditors; and

•	the Company’s processes for identifying, evaluating, and addressing major financial, legal, regulatory compliance, and enterprise risks.

The Audit Committee has sole authority to select, evaluate, and when appropriate, replace the Company’s independent registered public accountants.

The Audit Committee meets at least each quarter with the Company’s independent registered public accountants, KPMG LLP (“KPMG”), the Company’s Division Vice President of Internal Audit, and management to review the Company’s annual and interim consolidated financial results before the publication of quarterly earnings press releases and the filing of quarterly and annual reports with the Securities and Exchange Commission (“SEC”). The Audit Committee also meets at least each quarter in private sessions with KPMG, management and the Division Vice President of Internal Audit. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by SEC rules. Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee on page 30. The Audit Committee held five meetings in fiscal 2011.

Compensation Committee.    As more fully described in its charter, the Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive officer compensation, and it oversees the evaluation of management. The Compensation Committee reviews and approves the Company’s compensation philosophy, each of the compensation components, equity and benefit plans, and the compensation of executive officers, including performance goals and objectives for performance-based executive compensation. The Compensation Committee discusses with management and reports to the Board regarding major risk exposures and the monitoring and mitigation activities undertaken by management in connection with the design and administration of the Company’s compensation programs and succession planning. The Committee approved the disclosures in the Company’s Compensation Discussion and Analysis beginning on page 35 of this Proxy Statement. The Compensation Committee held five meetings in fiscal 2011.

Executive Committee.    The Executive Committee is authorized to exercise all powers of the Board in the management of the business and affairs of the Company while the Board is not in session. The Executive Committee did not meet in fiscal 2011.

Finance Committee.    As more fully described in its charter, the Finance Committee assists the Board in advising and consulting with management concerning financial matters of importance to the

Company. Topics considered by the Committee include the Company’s capital structure, financing arrangements, stock repurchase programs, capital investment policies, oversight of the Company’s retirement plans, the budget process, and the financial implications of major acquisitions and divestitures. The Finance Committee discusses with management and reports to the Board regarding major risk exposures and the monitoring and mitigation activities undertaken by management in connection with the matters overseen by the Committee including proposed mergers, acquisitions, reorganizations and divestitures. The Finance Committee held five meetings in fiscal 2011.

Nominating and Governance Committee.    As more fully described in its charter, the Nominating and Governance Committee duties include identifying and recommending qualified candidates to be nominated for election as directors at the annual meeting or to be appointed by the Board to fill an existing or newly created vacancy on the Board; recommending members of the Board to serve on each Board committee; and annually reviewing and recommending the leadership structure of the Board. The Nominating and Governance Committee discusses with management and reports to the Board regarding major risk exposures in connection with matters overseen by the Committee. Its activities include:

•	evaluating director candidates each year for nomination;

•	reviewing and recommending to the Board a set of corporate governance guidelines;

•	providing oversight with respect to the annual evaluation of Board, Committee and individual director performance;

•	overseeing the Corporation’s political and charitable contributions;

•	assisting the Board in its oversight of the Corporation’s insider trading compliance program; and

•	recommending director education.

All nominees for election as Directors currently serve on the Board of Directors and are known to the Nominating and Governance Committee in that capacity. The Nominating and Governance Committee held six meetings in fiscal 2011.

Policy Regarding Consideration of Candidates for Director.    The Nominating and Governance Committee has the responsibility to identify, screen, and recommend qualified candidates to the Board. In order to be evaluated in connection with the Nominating and Governance Committee’s established procedures, stockholder recommendations for candidates for the Board must be sent in writing to the following address at least 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders:

Nominating and Governance Committee of the Board of Directors

c/o Office of the Corporate Secretary

Jack in the Box Inc.

9330 Balboa Avenue

San Diego, CA 92123

Any recommendation submitted by a stockholder to the Nominating and Governance Committee must include the same information concerning the potential candidate and the recommending stockholder as would be required under Article III, Section 3.16 of the Jack in the Box Inc. Bylaws if the stockholder wished to nominate the candidate directly. In evaluating director candidates, the Nominating and Governance Committee considers the qualifications listed in the Jack in the Box Inc. Corporate Governance Principles and Practices, which are available at www.jackinthebox.com in the “Investors” section under the link for “Corporate Governance.” The following are some of the factors considered by the Nominating and Governance Committee in evaluating director candidates:

•	the appropriate size of the Board;

•	the needs of the Company with respect to particular skills, background, and experience;

•

the skills, background and experience of the nominee in light of the skills, background and experience already possessed by members of the Board, including whether those qualities add to a variety of viewpoints on the Board;

•	independence from management and potential conflicts of interest;

•	experience with accounting rules and practice;

•	experience with executive compensation;

•	applicable regulatory and listing requirements;

•	the benefits of constructive working relationships among directors; and

•	the desire to balance the considerable benefits of continuity with the periodic injection of the fresh perspective provided by new members.

The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Committee considers all candidates regardless of the source of the recommendation. In addition to stockholder recommendations, the Committee considers recommendations from current directors, Company personnel and others. From time to time, the Nominating and Governance Committee retains a search firm to assist it in identifying and screening candidates, and conducting reference checks. During fiscal year 2011, at the Committee’s request, the Company engaged one such search firm, The Alexander Group, and paid approximately $40,000 in connection with identification of possible candidates. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.

A candidate nominated by a stockholder for election at an Annual Meeting of Stockholders will not be eligible for election unless the stockholder proposing the nominee has provided timely notice of the nomination in accordance with the deadlines (at least 120 days and no more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders) and other requirements set forth in the Company’s Bylaws.

Article III, Section 3.16 of the Company’s Bylaws provides that, in order to be eligible for election as a Director, a candidate must deliver to the Corporate Secretary statements indicating whether the candidate:

(a)	is a party to any voting commitment that has not been disclosed to the Company;

(b)	is a party to any voting commitment that could limit the nominee’s ability to carry out a director’s fiduciary duties;

(c)	is a party to any arrangements for compensation, reimbursement, or indemnification in connection with service as a director and committing not to become a party to any such arrangement;

(d)	will comply with the Company’s publicly disclosed policies and guidelines.

The foregoing is a summary of provisions of the Company’s Bylaws, and is qualified by reference to the actual provisions of Article III, Section 3.16.

Committee Assignments

In 2011, the Board of Directors approved the following Board Committee assignments and designated David Goebel as the Lead Director. The Board of Directors considers new assignments and the designation of a new Lead Director effective each February:

Directors	Audit Committee	Compensation Committee	Nominating & Governance Committee	Finance Committee	Executive Committee	Lead Director
David L. Goebel		✓	✓		✓	✓
Murray H. Hutchison*		✓	✓		✓
Madeleine A. Kleiner**			✓
Linda A. Lang					Chair
Michael W. Murphy	✓	Chair			✓
James M. Myers	✓			✓
David M. Tehle	Chair			Chair
Winifred M. Webb			Chair	✓
John T. Wyatt		✓		✓

*	Mr. Hutchison is retiring and will not stand for re-election at the Annual Meeting of Stockholders in February 2012, in accordance with the Retirement Age provisions of our Corporate Governance Principles and Practices.

**	Effective September 22, 2011, Ms. Kleiner was elected to the Board and appointed to the Nominating and Governance Committee.

Ethics Code of Conduct

Jack in the Box is committed to establishing and maintaining an effective compliance program that is intended to increase the likelihood of preventing, detecting, and correcting violations of law or Company policy. In 1998, the Company adopted a code of ethics which is applicable to all officers, and employees, as well as our Board of Directors. The Company also provides our franchisees and significant vendors with our Code and procedures for communicating any ethics or compliance concerns. This Code is revised from time to time, most recently in 2011.

The Code is available on the Company’s website www.jackinthebox.com, in the “Investors” section, under “Corporate Governance.” We will disclose amendments to, or waivers of our Code of Conduct that are required to be disclosed under the securities rules, by posting such information on the Company’s website, www.jackinthebox.com. Any waiver of our Code for directors or executive officers must be approved by the Board of Directors. The Company has not made any such waivers and does not anticipate making any such waiver.

Corporate Governance Principles and Practices

The Company has adopted Corporate Governance Principles and Practices (the “Principles and Practices”) which contain general principles regarding the function of the Board of Directors and the Board Committees. The Principles and Practices are reviewed regularly by the Nominating and Governance Committee and revised when appropriate. The full text of the Principles and Practices may be found at www.jackinthebox.com/investors/corporategovernance. The Principles and Practices address many of the items discussed above, and also include, among other things, the following items concerning the Board:

1. Limitation on Other Board Service.    The Company’s Corporate Governance Principles and Practices set forth the Board’s policy limiting non-employee directors to simultaneous service on the Boards of no more than four public companies, including Jack in the Box Inc. The Board has an approval process that generally limits each of our officers to serving on no more than one public company’s board outside of Jack in the Box Inc. The approval process considers both the time commitment and potential business conflicts inherent in such service, and is administered by the Nominating and Governance Committee.

2. Retirement Policy.    The Board has adopted a retirement policy under which directors may not stand for election or be appointed after age 73.

3. Board, Committee, and Individual Director Evaluations.    Each year the Directors complete an evaluation process focusing on an assessment of Board operations as a whole and the service of each director. Additionally, each of the Audit, Compensation, Finance, and Nominating and Governance Committees conducts a separate evaluation of its own performance and the adequacy of its Charter. The Nominating and Governance Committee coordinates the evaluation of individual directors and of the Board operations, and reviews and reports to the Board on the annual self-evaluations completed by the committees.

4. New-Director Orientation and Continuing Education.    The Board works with management to schedule new-director orientation programs and continuing education programs for directors. Orientation is designed to familiarize new directors with the Company and the restaurant industry as well as Company personnel, facilities, strategies and challenges. Continuing education programs may include in-house and third party presentations and programs.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is an officer, former officer, or employee of the Company. During fiscal 2011, no member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. During fiscal 2011, no interlocking relationship existed between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand.

Communications with the Board of Directors

Stockholders or others who wish to communicate any concern of any nature to the Board of Directors, any Committee of the Board, or any individual director or group of directors, may write to a director or directors in care of the Office of the Corporate Secretary, Jack in the Box Inc. 9330 Balboa Avenue, San Diego, CA 92123, or telephone 1-888-613-5225.

Your letter should indicate that you are a stockholder of the Company. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of our Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Governance Committee. For all other matters, our Corporate Secretary will, depending on the subject matter.

•	forward the communication to the director or directors to whom it is addressed;

•	forward the communication to the appropriate management personnel;

•	attempt to handle the inquiry directly, for example where it is a request for information about our Company, or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Compensation Committee of the Board of Directors (the “Committee”) has responsibility for recommending to the Board the form and amount of compensation for non-employee directors. The following discussion of compensation and stock ownership guidelines applies only to non-employee directors, and does not apply to Ms. Lang who, as an employee of the Company, is compensated as an executive officer and does not receive additional compensation as a director.

The Board believes that total compensation for directors should be reflective of the work required in both (i) their ongoing oversight and governance role, and (ii) their continuous focus on driving long-term performance and shareholder value. The compensation program is designed to provide pay that is competitive with directors in the Company’s Peer Group, which is described in Section III. b. of the Compensation Discussion & Analysis (“CD&A”) in this Proxy Statement, as well as with directors in similarly-sized companies in general industry. It consists of a combination of cash retainers and equity awards in the form of time-vested restricted stock units (“RSUs”). “Competitive” is defined as approximating the 50th percentile of pay of the Peer Group.

Program Changes

Director compensation is reviewed every two to three years. In August 2011, the Committee’s independent compensation consultant, Semler Brossy (“Consultant”), provided the Committee with competitive market data for the same 2011 Peer Group used to benchmark executive compensation, as well as survey data from similarly-sized general industry companies. Upon consideration of this information, the Board approved the following changes to the director compensation program:

Effective Fiscal 2011

•

Eliminated the initial equity grant of two times the last annual grant. In August 2011, after reviewing market compensation information provided by its Consultant, the Committee approved eliminating initial equity grants of two times the last annual grant when a new director joined the Board. The Consultant provided information that the prevalence of initial equity grants is declining, and that the initial grant values were significant and resulted in large one-time payments. Effective as of the August 2011 meeting, a new director will receive an initial equity grant equal in value to the last annual grant, prorated based on when the director joins the Board. If a new director joins the Board at the same time as the annual grant, he or she will receive a full grant as awarded to incumbent directors.

•

Implemented a fixed value for annual equity grants. The annual equity grant value was increased in 2011 from $80,000 to $90,000, to deliver total compensation that approximates the median of general industry and our Peer Group. The value of the September 2011 grant was set at $90,000 and will remain fixed, subject to the Committee’s review of grant practices every two to three years.

•

Implemented a holding requirement. Effective with the equity grant in September 2011, directors’ annual equity awards are subject to a holding requirement. If at the time of the annual equity grant, a director’s ownership of Jack in the Box Inc. Common Stock is less than $150,000 in value, 100% of his or her equity award must be held until termination of service from the Board. If a director’s ownership of Jack in the Box Inc. Common Stock is equal to or exceeds $150,000, 50% of his or her equity award must be held until termination of service from the Board.

Effective Fiscal 2012

•

Increase retainer for the Lead Director. The retainer for the Lead Director will increase from $10,000 to $17,500 effective February 2012. This change aligns with market data and the role and responsibilities of the Lead Director.

Annual Compensation Program

a.     Cash Retainers

Each director receives an annual cash retainer in addition to retainers for their service on Board committees and, as applicable, their service as Lead Director. There are no meeting fees. Retainers are paid in a single installment on the first business day of the month following the annual shareholder meeting each year. Directors with less than one full year of service receive a prorated retainer that is paid on the first business day of the month following his or her appointment to the Board.

2011 RETAINERS

Annual Retainer	$50,000
Lead Director (1)	$10,000

Committee	Committee Chair (2)	Committee Membership
Audit	$25,000	$10,000
Compensation	$25,000	$7,500
Finance	$12,500	$5,000
Nominating & Governance	$12,500	$5,000

(1) Increased to $17,500 in February 2012
(2) Includes Committee Membership retainer

Deferred Compensation Plan — Directors may elect to defer receipt of some or all of their cash retainers in the form of Common Stock equivalents under the Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”). The number of Common Stock equivalents credited to a director’s account is based on a per share price equal to the average of the closing price of Jack in the Box Inc. Common Stock on the NASDAQ Stock Market for the ten (10) trading days immediately preceding the date the deferred compensation is credited to the director’s account. The director’s account is settled in an equal number of shares of Common Stock when the director retires or terminates service from the Board. The Deferred Compensation Plan is a non-qualified plan under the Internal Revenue Code.

b.    Annual Equity Grant — Restricted Stock Units

Each director receives an annual grant of restricted stock units (“RSUs”) under the 2004 Stock Incentive Plan. The Company grants RSUs for the following reasons:

•	RSUs cause the value of directors’ share ownership to rise and fall with that of other stockholders, serving the objective of alignment with shareholder interests.

•	Restricted stock and RSUs are a prevalent form of director compensation among peer companies.

To determine the number of RSUs granted, the annual equity award value of $90,000 is divided by the closing price of Jack in the Box Inc. stock on the date of the annual grant. The RSUs vest on the first business day 12 months from the date of grant. Directors may elect to defer RSUs under the Director Deferred Compensation Plan as described above.

Initial Equity Grant for Newly Elected Directors

Prior to August 2011, new directors, upon election or appointment to the Board, were granted an initial equity award of RSUs equal to two times the number of RSUs granted to directors in the most recent annual grant. As explained above, effective August 2011, the initial equity grant for a new director will be the value of the last annual grant, prorated for the new director’s time of service on the Board from appointment until the next annual grant. If a new director joins the Board at the same time as the annual grant, his or her initial equity grant will be the same value as the annual grant.

Director Stock Ownership Guidelines and Holding Requirement

The Board believes that all directors should maintain a meaningful personal financial stake in the Company to align their long-term interests with those of our stockholders. In fiscal 2007, the Board adopted ownership guidelines that required directors to acquire and hold a value of $150,000 in Jack in the Box Inc. Common Stock within three years of joining the Board. Direct or indirect holdings, stock equivalents in the Director Deferred Compensation Plan, and vested and unvested RSUs, are used to determine if a director has met the stock ownership guideline.

As approved by the Board in August 2011, and as described above, effective with the equity grant in September 2011, directors’ awards of equity shall be subject to a holding requirement tied to a stock ownership guideline of $150,000 in value at the time of the equity grant.

The table below shows each director’s ownership value as of fiscal year end 2011, based on a closing stock price of $19.92 on the last trading day of fiscal 2011, September 30, 2011.

Name	Board Service Effective Date	Direct Holdings / RSUs	Deferred Units	Total Value
Mr. Goebel	Dec. 2008	$269,378	$0	$269,378
Mr. Hutchison	May 1998	$492,482	$633,117	$1,125,599
Ms. Kleiner(1)	Sept. 2011	$93,863	$0	$93,863
Mr. Murphy	Sept. 2002	$169,778	$694,511	$864,289
Mr. Myers	Dec. 2010	$345,293	$0	$345,293
Mr. Tehle	Dec. 2004	$329,138	$449,335	$778,473
Ms. Webb	July 2008	$269,378	$0	$269,378
Mr. Wyatt	May 2010	$368,978	$0	$368,978

(1)	Ms. Kleiner’s stock ownership value is below guideline due to her joining the Board in September 2011.

Expenses

The Company reimburses directors for customary and usual travel and out-of-pocket expenses incurred in connection with attendance at Board and committee meetings.

Fiscal 2011 Compensation

For fiscal 2011, the average annual compensation of directors was $163,159, comprised of (i) $73,159 in cash, and (ii) $90,000 in RSUs. This average excludes Mr. Myer’s initial equity grant, and the prorated retainer paid to Ms. Kleiner. The following table provides the compensation amounts for each of the Company’s directors in fiscal 2011.

Name	Retainers Earned or Paid in Cash(1)	RSU Awards(2)	Total
Mr. Goebel	$72,500	$90,000	$162,500
Mr. Hutchison	$62,500	$90,000	$152,500
Ms. Kleiner	$22,192	$90,000	$112,192
Mr. Murphy	$85,000	$90,000	$175,000
Mr. Myers	$74,615	$273,080	$347,695
Mr. Tehle	$87,500	$90,000	$177,500
Ms. Webb	$67,500	$90,000	$157,500
Mr. Wyatt	$62,500	$90,000	$152,500

(1)	The amount reported in the “Retainers Earned or Paid in Cash” column reflects Board and Committee retainers paid to each Director in 2011 either in cash or deferred at the director’s election.

(2)	The amount in the “RSU Awards” column reflects RSUs granted under the 2004 Stock Incentive Plan. Each director received an annual equity award of 4,712 RSUs on September 22, 2011, valued at $90,000. The restricted stock units vest 100% on the first business day 12 months from the date of grant. Mr. Myers also received an initial equity grant of 7,622 RSUs upon joining the Board, valued at $183,080 on the grant date of February 17, 2011.

The table below sets forth the aggregate number of RSUs and shares underlying outstanding stock options held by directors at the end of fiscal 2011. In fiscal 2009, directors began receiving annual equity grants in the form of restricted stock units rather than stock options.

Name	RSUs	Stock Options
Mr. Goebel	13,523	24,000
Mr. Hutchison	13,523	75,400
Ms. Kleiner	4,712	0
Mr. Murphy	8,523	60,400
Mr. Myers	12,334	0
Mr. Tehle	13,523	60,400
Ms. Webb	13,523	24,000
Mr. Wyatt	18,523	0

PROPOSAL TWO

APPROVAL OF AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Overview. Stock-based incentives are a key component of our executive compensation program, and employee ownership is a core value of our culture. Management and the compensation committee believe that stock ownership encourages our executives and employees to create value for the Company over the long term. They also believe that stock ownership promotes retention and affiliation with the Company by aligning executive and employee interests with those of our stockholders and allowing our executives and employees to share in our long-term success after satisfying multi-year vesting requirements and performance requirements. Under our long-term incentive compensation program, awards have been made in the form of grants of stock options, performance units, and restricted stock unit awards under our 2004 Stock Incentive Plan, or the “Plan.”

Approvals. Under this Proposal No. 2, we are asking stockholders to approve a Plan amendment to increase the number of shares of our common stock that may be issued under the Plan, to extend the term of the Plan until November 2021, and to reapprove the Plan for purposes of refreshing our stockholder approval under Section 162(m) of the U.S. Internal Revenue Code, or Section 162(m). The Plan will become effective when approved by our stockholders at the 2012 Annual Meeting of Stockholders.

The Board of Directors of the Company (the “Board”) and the stockholders previously adopted and approved the Plan. Our Plan expires upon the earlier of February 13, 2014, or the date upon which the shares available for issuance under the Plan are exhausted. As of the record date, of the shares of our common stock approved for issuance under the Plan, 7,820,519 shares have either been issued or are subject to issuance under outstanding awards, so that only 79,481 shares of our common stock remain available for future awards (not including any shares that might in the future be returned to the Plan as a result of awards expiring, being forfeited or otherwise terminating). If this Proposal No. 2 is not approved by our stockholders, we currently anticipate that we will exhaust all of the shares available for issuance under our Plan by September 2012. Therefore, we are requesting stockholder approval to increase the Plan’s share reserve by 3,700,000 shares to a total of 11,600,000 reserved under the Plan. In light of historical usage and expected future grants, we expect that the addition of these shares will be sufficient to provide a competitive equity incentive program for approximately 3-4 years. Due to the impending expiration of the Plan by its terms, we are also requesting stockholder approval to extend the term of the Plan so as to permit awards under the Plan to be granted until ten years after the Board’s adoption of the Plan, or November 2021. In addition, re-approval of the Plan is being requested so that we may continue to grant performance-based awards to our named executive officers that are intended to be tax efficient for the Company under U.S. tax law.

Summary of the Plan. The Board has adopted an amendment and restatement of the Plan that includes the changes described above, adds additional performance criteria, and contains certain other clarifying changes to the Plan. The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is attached hereto as Exhibit C.

Key Features Designed to Protect Stockholders’ Interests. The Plan’s design reflects our commitment to strong corporate governance and the desire to preserve stockholder value as demonstrated by the following Plan features:

•

No Evergreen Feature. The maximum number of shares available for issuance under the Plan is fixed and cannot be increased without stockholder approval. In addition, the Plan expires by its terms on a specified date, unless extended by a vote of the stockholders.

•	Repricing Prohibited. Stockholder approval is required for any repricing, replacement, or buyout of underwater awards.

•

No Discount Awards; Maximum Term Specified. Stock options and stock appreciation rights must have an exercise price no less than the closing price of stock on the date the award is granted and a term no longer than seven years’ duration.

•	Per-Participant Limits on Awards. The Plan limits the size of awards that may be granted during any one year to any one participant.

•

Minimum Three-Year Vesting Period. Restricted shares and RSUs granted to employees require a minimum three years of employment, from date of grant, to vest (with the exception of a maximum of 10% of the total shares being available for full value awards with a vesting period of less than three years).

•

Award Design Flexibility.    Different kinds of awards may be granted under the Plan, giving the Company the flexibility to design our equity incentives to complement the other elements of compensation and to support our attainment of strategic goals.

•	Performance-Based Awards. The Plan permits the grant of performance-based stock awards that are payable upon the attainment of specified performance goals.

•	Responsible Share Counting. Any shares of common stock tendered or withheld to pay taxes or an option’s exercise price are not available for re-issuance.

•

No Liberal Definition of Change in Control.    The Plan’s definition of a change-in-control transaction provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or stockholders.

•

Deductibility of Awards.    The Plan includes provisions intended to meet the requirements for deductibility of executive compensation under Section 162(m), including by qualifying payments under the Plan as “performance-based compensation.”

Purpose of the Plan.    The purpose of the Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract, retain, and motivate employees, consultants and directors upon whose judgment, interest and efforts the Company’s success is dependent, and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives may be provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, and performance units.

Authorized Shares.    If the stockholders approve our proposal to authorize an additional 3,700,000 shares for issuance under the Plan, the cumulative aggregate share authorization under our Plan will increase to 11,600,000. If the stockholders approve these additional shares, a total of 3,779,481 remaining shares would be available for new grants under the Plan. Without stockholder approval, only 79,481 shares would be available for incentive compensation.

Securities Authorized for Issuance Under Equity Compensation Plans. The following table summarizes the equity compensation plans under which Company common stock may be issued as of October 2, 2011. Stockholders of the Company approved all plans.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted- average exercise price of outstanding options (1)	(c) Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a)(2))
Equity compensation plans approved by security holders (3)	6,010,643	$22.40	1,436,907

(1)	Includes shares issuable in connection with our outstanding stock options, performance-vested stock awards, nonvested stock awards and units, and non-management director deferred stock equivalents. The weighted-average exercise price in column (b) includes the weighted-average exercise price of stock options only.

(2)	Includes 129,932 shares that are reserved for issuance under our Employee Stock Purchase Plan.

(3)	The Company has shares authorized for issuance to employees and directors under the Jack in the Box Inc. 2004 Stock Incentive Plan, Amended and Restated May 4, 2010. Other share-based compensation plans under which shares can no longer be issued, but awards are outstanding, include the: Jack in the Box Inc. Non-Employee Director Stock Option Plan, Amended and Restated November 6, 2003; 2002 Stock Incentive Plan of Jack in the Box Inc.; Jack in the Box Inc. 1993 Stock Option Plan, Amended and Restated May 5, 1999. For additional description of our equity compensation plans, see Note 12, Share-Based Employee Compensation, of the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2011.

As of the record date of December 20, 2011, under all equity plans under which common stock may be issued, there were 5,247,458 options outstanding with a weighted average term of 4.10 years and a weighted average exercise price of $22.18, and 1,191,771 full-value awards outstanding (497,992 performance units, 299,662 restricted stock units, and 394,117 restricted stock awards). Future incentive awards may only be made under the Plan. As of the record date, only 79,481 shares of our common stock remain available for future awards under the Plan, not including any shares that might in the future be returned to the Plan as a result of awards expiring, being forfeited or otherwise terminating.

The Plan provides that grants or settlement of full value awards (such as restricted stock awards, performance awards, restricted stock bonus awards, restricted stock purchase rights, restricted stock units, performance shares or performance units settled in shares) made after February 10, 2010 are counted against the Plan’s share reserve on a one-and-three-quarters-for-one basis (i.e. each full value award is counted against the share limit as one-and-three-quarters (1.75) shares). If any award expires, lapses or otherwise terminates or is forfeited for any reason without having been exercised or settled in full, the shares subject to the award will again become available for issuance under the Plan. To the extent a share that was subject to an Award that counted as one share is returned to the Plan, the share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.75 shares is returned to the Plan, the share reserve will be credited with 1.75 shares. Upon any stock dividend, stock split, reverse stock split, recapitalization, or similar change in our capital structure, appropriate adjustments will be made to the shares subject to the Plan, to the award grant limitations and to all outstanding awards.

Administration. The Plan has been and will continue to be administered by the Compensation Committee or other Committee of the Board of Directors duly appointed to administer the Plan, or, in the absence of such committee, by the Board of Directors. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or to the Board of Directors.) Subject to the provisions of the Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) and the repricing and vesting restrictions described below, amend, cancel, renew, or grant a new award in substitution for any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Plan. The Committee will interpret the Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the Plan or any award.

Eligibility.    Awards may be granted to employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of October 2, 2011, the Company had approximately 25,700 employees, including eight executive officers, and eight non-management directors who would be eligible under the Plan.

Repricing and Vesting Restrictions.    The Plan forbids, without stockholder approval, the repricing of any outstanding stock option and/or stock appreciation right. In addition, the Plan forbids any awards of full value shares to be granted, or subsequently amended to provide for (1) any acceleration of vesting for any reason other than upon a Change in Control or after a participant’s death, retirement or disability, (2) vesting on the basis of continued service any more rapidly than annual pro rata vesting over three years (with the exception of no more than 10% of the total shares being available for full value awards that have a vesting period of less than three years) or (3) vesting on the basis of performance over a performance period of less than twelve (12) months.

Stock Options.    Each option granted under the Plan must be evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price of each option may not be less than the fair market value of a share of Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of each indexed stock option, and the terms and adjustments which may be made to such an option, will be determined by the Committee in its sole discretion at the time of grant. On December 20, 2011, the closing price of the Company’s Common Stock on the NASDAQ stock market was $20.88 per share. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company options and/or freestanding stock appreciation rights which in the aggregate are for more than five hundred thousand (500,000) shares.

The Plan provides that the option exercise price may be paid in cash, by check, or in cash equivalent, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option, to the extent legally permitted, by tender of shares of Common Stock owned by the optionee having a fair market value not less than the exercise price, by such other lawful consideration as approved by the Committee, or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the optionee’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted before November 12, 2009 under the Plan is ten years, and the maximum term of any option granted on or after November 12, 2009 under the Plan is seven years, provided, however, that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. The Committee will specify in each written option agreement, and solely in its discretion, the period of time post-termination that an optionee may exercise the option before it expires.

Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee. However, a nonstatutory stock option may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement, subject to applicable limitations of securities law.

The following table shows the number of options received by the persons listed below since inception of the plan.

Cumulative Option Grants Table

Name and Position	Number of Options
Linda A. Lang, Chairman, CEO and President	1,789,011
Jerry P. Rebel, EVP and CFO	551,152
Leonard A. Comma, EVP and COO	181,623
Phillip H. Rudolph, EVP, General Counsel & Secretary	173,168
Gary J. Beisler, President and CEO, Qdoba Restaurant Corp.	50,000
All Current Executive Officers as a Group	3,152,504
All Current Directors who are not Executive Officers	191,400
Each Nominee for Election as Director	1,932,611
Each Associate of any such Directors, Executive Officers or Nominees	0
Each other Person who Received 5% of such Options	0
All Employees, including current Officers who are not Executive Officers, as a Group	2,529,648

Stock Appreciation Rights.    Each stock appreciation right granted under the Plan must be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan.

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. The Company may pay the appreciation either in cash or in shares of Common Stock as set out in the award agreement. The Committee may grant stock appreciation rights under the Plan in tandem with a related stock option or as a freestanding award. A tandem stock appreciation right is exercisable only at the time and to the same extent that the related option is exercisable, and its exercise causes the related option to be canceled. Freestanding stock appreciation rights vest and become exercisable at the times and on the terms established by the Committee. The maximum term of any stock appreciation right granted before November 12, 2009 under the Plan is ten years, and the maximum term of any stock appreciation right granted on or after November 12, 2009 under the Plan is seven years. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company freestanding stock appreciation rights and/or options which in the aggregate are for more than five hundred thousand (500,000) shares.

Stock appreciation rights are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant.

Restricted Stock Awards.    The Committee may grant restricted stock awards under the Plan, either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase Common Stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the Company. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our Common Stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

The Committee also may grant restricted stock awards under the Plan in the form of restricted stock units which represent a right to receive shares of Common Stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of performance goals similar to those described below in connection with performance shares and performance units, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Participants have no voting rights or rights to receive dividends with respect to restricted stock unit awards until shares of Common Stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any dividends we pay. Dividend equivalents shall only be payable to the extent the Participant’s right to any stock is nonforfeitable.

Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company restricted stock awards in the aggregate for more than two hundred thousand (200,000) shares of stock on which the restrictions are based on performance criteria.

Performance Awards.    The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of Common Stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of Common Stock (including shares of restricted stock) or any combination thereof. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, for each fiscal year of the Company contained in the applicable performance period, no employee may be granted performance shares that could result in the employee receiving more than two hundred thousand (200,000) shares of Common Stock or performance units that could result in the employee receiving more than one million dollars ($1,000,000).

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m), the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each parent and subsidiary corporation consolidated therewith for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: sales, revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and/or amortization, net earnings, net income, cash flow, expenses, expense management, stock price, earnings per share, operating earnings per share, defined operating earnings per share, average unit sales or volume, return on stockholders’ equity, return on capital, return on assets, return on invested capital, economic value added, number of customers, market share, same store sales, average restaurant margin, restaurant operating margin, return on investment, profit after tax, customer satisfaction, guest transactions, number of restaurants franchised, number of restaurants remodeled or reimaged, franchise revenues, gains on restaurants sold, cash proceeds on restaurants sold, return on equity, cash on cash return, and system-wide sales. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to the participant on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other participant. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to dividends paid on the Company’s Common Stock, however, dividend equivalents shall only be payable to the extent the Participant’s right to any performance award is earned and nonforfeitable.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death, disability or retirement prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Change in Control.    The Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event (in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event) direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred, or, in the case of (iii) below, the corporation or corporations to which the assets were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing successor or purchasing corporation or parent corporation thereof may either assume all outstanding awards or substitute new awards having an equivalent value.

In the event of a Change in Control, in which the outstanding stock options and stock appreciation rights are not assumed or replaced, then all unexercisable, unvested or unpaid portions of such outstanding awards will become exercisable, vested and payable in full immediately prior to the date of the Change in Control.

In the event of a Change in Control, the lapsing of all vesting conditions and restrictions on any shares subject to any restricted stock award, restricted stock unit award or performance award held by a participant whose service with the Company has not terminated prior to the Change in Control shall be accelerated effective as of the date of the Change in Control. For this purpose, the value of outstanding performance awards will be determined and paid on the basis of the greater of (i) the degree of attainment of the applicable performance goals prior to the date of the Change in Control or (ii) 100% of the pre-established performance goal target.

Any award not assumed, replaced, or exercised prior to the Change in Control will terminate. The Plan authorizes the Committee, in its discretion, to provide for different treatment of any award, as may be specified in such award’s written agreement, which may provide for acceleration of the vesting or settlement of any award, or provide for longer periods of exercisability, upon a Change in Control.

Termination or Amendment.    The Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing awards granted under the Plan have lapsed, or (iii) November 16, 2021, as amended. The Committee may terminate or amend the Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the Common Stock of the Company is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following is a general summary of the federal income tax treatment of stock options, which are authorized for grant under the Plan, based upon the provisions of the Code as of the date of this proxy statement. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of options granted under the Plan.

Incentive Stock Options.    An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares generally results in a deduction by the Company for federal income tax purposes.

Nonqualified Stock Options.    Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Deductibility of Compensation.    The Code allows publicly held corporations to deduct compensation that is in excess of $1 million paid to the corporation’s chief executive officer and any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the Plan that are based on performance goals, and stock options and stock appreciation rights, are to be deductible by us as qualified performance-based compensation not subject to the $1 million limitation on deductibility under the Code. Despite this, we reserve the right to grant awards under the Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

New Plan Benefits

No awards will be granted under the Plan with respect to our requested share reserve increase prior to approval by the stockholders of the Company of the amended Plan containing the share reserve increase. Awards under the Plan will be granted at the discretion of the Committee and accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of the Company’s Common Stock on future dates and actual Company performance against performance goals established with respect to performance awards. Consequently, it is not possible to determine the benefits that might be received by participants under the Plan with respect to this share reserve increase.

Required Vote and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the meeting at which a quorum is present, either in person or by proxy, is required to approve the adoption of the proposed Plan. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the effect of a vote “AGAINST” the proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board believes that the proposed adoption of the Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE PLAN.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Jack in the Box Inc.’s audited consolidated financial statements for the fiscal year ended October 2, 2011.

The Audit Committee has reviewed and discussed the annual consolidated financial statements with management and KPMG LLP, the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee met on five occasions in the fiscal year ended October 2, 2011. The Audit Committee met with the independent auditor, with and without management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements. The Audit Committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditor its independence from the Company. The Audit Committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent auditor, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles.

Based on the reviews and discussions referred to above, and the reports of KPMG, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2011, for filing with the SEC.

THE AUDIT COMMITTEE

David M. Tehle, Chair

Michael W. Murphy

James M. Myers

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

The following table presents fees billed for professional services rendered by KPMG, the Company’s independent registered public accountants, for the fiscal years ended October 2, 2011, and October 3, 2010.

	2011	2010
Audit Fees(1)	$1,010,000	$990,000
Audit Related Fees(2)	—	32,500
Tax Fees(3)	30,000	12,000

KPMG Total Fees	$1,040,000	$1,034,500

(1)	Audit fees include fees for the audit of the Company’s consolidated annual financial statements and the audit of the effectiveness of internal controls over financial reporting. Audit fees also include fees for review of the interim financial statements included in our Form 10-Q quarterly reports and the issuance of consents and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	These fees consist of assurance services performed by our independent registered public accountants that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included under “Audit Fees.”

(3)	Tax fees consist of aggregate fees billed for professional services rendered by our independent registered public accountants for tax compliance, tax advice, and tax planning.

Registered Public Accountants’ Independence.    The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining KPMG’s independence, and has determined that the provision of such services has not adversely affected KPMG’s independence.

Policy on Audit Committee Pre-Approval.    The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accountants, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with applicable securities rules. The Audit Committee’s pre-approval policy is set forth in the Policy for Audit Committee Pre-Approval of Services, included as Exhibit B to this Proxy Statement.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accountants for fiscal year 2012. Although action by stockholders in this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of this appointment.

KPMG has served as the Company’s independent auditor since 1986. One or more representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. The following proposal will be presented at the Annual Meeting:

Action by the Audit Committee appointing KPMG LLP as the Company’s independent registered public accountants to conduct the annual audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2012, is hereby ratified, confirmed and approved.

Vote Required for Ratification

Ratification requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (“NEOs”). This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to vote for or against our executive compensation programs and policies and the compensation paid to our NEOs.

The Say on Pay vote is advisory, and therefore nonbinding on the Company; however, the Compensation Committee of the Board of Directors, which is comprised of independent directors, values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions. We received a 95% favorable Say on Pay vote at our February 2011 Annual Meeting.

As discussed in more detail in the CD&A, the Compensation Committee engages the services of an independent compensation consultant to advise on executive compensation matters, including competitive compensation targets with the marketplace, and Company performance targets and analysis. This consultant works exclusively for the Compensation Committee and performs no other work for the Company. Our executive compensation program has been designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our NEOs for achievement of short-term and long-term financial and strategic goals, and aligns management’s interests with the long-term interests of our stockholders by providing a mix of performance and service based equity awards. Specifically, a significant portion of compensation paid to our NEOs is based on the Company’s business performance.

The Compensation Committee believes stockholders should consider the following key components of our compensation programs and governance practices when voting on this proposal:

Pay for Performance Orientation

•

Targeted Pay.    We target executive base salary, total cash compensation, and total direct compensation at around the 50th percentile of the market for performance that meets expectations, with the opportunity for above-market compensation only if performance exceeds expectations.

•	Pay Mix. Our executive compensation program includes a mix of fixed and variable compensation, including annual and long-term incentives that create a balance between short-term and long-term focus.

•

Annual Incentives.    Our NEOs earned an annual incentive in fiscal 2011 due to improvement in Company financial performance and exceeding established strategic goal targets. Strategic goals were added to our annual incentive plan in fiscal 2011 to motivate and reward for achievements that best position the Company for the future but do not necessarily show up in our annual financial results. In fiscal 2011 this included refranchising and restaurant reimages. With the exception of our CEO-Qdoba, our NEOs did not receive an annual incentive payout for fiscal 2010.

•

Long-Term Incentives.    Equity awards for our NEOs include a mix of option awards, performance awards, and time-vested restricted stock awards with holding requirements, whose value is directly linked to our stock price.

Alignment with Long-Term Shareholder Interests

•	Stock Ownership Requirement. Our NEOs and Senior Executives are required to own a significant amount of the Company’s stock, based on a multiple of salary.

•

Equity Awards.    Our option awards and time-vested restricted stock awards have multi-year vesting, and performance awards are based on achievement of financial and operational goals over a three-year period. Time-vested restricted stock awards are subject to a holding requirement of 50% or 100% until termination or retirement, based on whether the executive has met their stock ownership requirement on the date of the equity grants. The value of these awards is directly linked to our stock price, aligning the financial interests of our NEOs with the interests of our stockholders.

•	Evergreen Plan/No Repricing. We do not have an evergreen plan, and we prohibit repricing awards without stockholder approval.

Recommendation

With the assistance of its independent compensation consultant, the Compensation Committee has thoughtfully developed our executive compensation programs and established the compensation paid to our NEOs to link pay to performance and provide an appropriate balance of short-term and long-term incentives that are aligned with long-term stockholder interests. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:

“RESOLVED, that Jack in the Box Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Compensation Discussion and Analysis, tabular disclosures, and other narrative disclosures in this Proxy Statement for the 2012 annual meeting of stockholders.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation programs and compensation decisions for our named executive officers (“NEOs”).

Our fiscal year 2011 NEOs are:

•	Linda A. Lang	Chairman, Chief Executive Officer (“CEO”) and President, our principal executive officer
•	Jerry P. Rebel	Executive Vice President, Chief Financial Officer (“CFO”), our principal financial officer
•	Leonard A. Comma	Executive Vice President, Chief Operating Officer (“COO”)
•	Phillip H. Rudolph	Executive Vice President, General Counsel & Secretary
•	Gary J. Beisler	President and Chief Executive Officer, Qdoba Restaurant Corporation (“CEO-Qdoba”)

Key Terms in this CD&A

Committee:	Compensation Committee of the Board of Directors
Consultant:	The Committee’s independent compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”)
Executives:	All Jack in the Box Inc. Corporate Vice Presidents and above
Peer Group:	Refers to the group of peer companies approved by the Committee in the restaurant, retail and hospitality industries (described fully in Section III.b. of this Proxy Statement)
Market:	Collectively: the compensation data from proxy statement disclosures of our Peer Group; the Chain Restaurant Compensation Survey; and general industry data from national compensation surveys
Senior Executives:	The Jack in the Box Inc. CEO, Executive Vice Presidents, and Senior Vice Presidents

Contents of Compensation Discussion and Analysis

I.	Executive Summary
II.	Executive Compensation Philosophy and Objectives
III.	Executive Compensation Competitive Analysis
IV.	Compensation Elements
V.	Compensation Decision-Making Process
VI.	Fiscal 2011 Compensation and Analysis
VII.	Other Benefit Programs and Policies
VIII.	Fiscal 2012 Program Changes
IX.	Risk Analysis of Compensation Programs

I.    EXECUTIVE SUMMARY

Jack in the Box is committed to building long-term shareholder value. Our executive compensation program is designed to deliver on this commitment by using a balanced performance measurement framework that is aligned with the key drivers of performance and shareholder value creation. This executive summary provides an overview of our program, including our fiscal 2011 company performance and its alignment with the compensation paid to our executives.

a.    Fiscal 2011 Company Performance

We believe that the pay-for-performance philosophy of our executive compensation program helped drive improvement of our financial and operational performance in fiscal 2011, despite the challenges of the continued uncertainty of the economic environment, high unemployment, and significant increases in commodity costs. Notwithstanding these challenges, we believe fiscal 2011 was a good performance year due to the strength of our leadership team and employees, our business model, and continued focused on enhancing the entire guest experience. Highlights of our performance include:

•

Our number one priority in fiscal 2011 was to leverage the investments we have made to enhance our food, service and restaurant facilities to drive sales and traffic at Jack in the Box. For the year, Jack in the Box posted a 3.1% increase in same-store sales at company restaurants, which was driven entirely by traffic.

•

Our investments to improve our core products, operational execution and consistency at Jack in the Box restaurants resulted in higher attribute ratings for food quality and service, and improvements in speed of service.

•

We substantially completed the reimaging of our Jack in the Box company restaurants. Nearly 80% of franchised locations have completed their reimage, and we expect nearly all to be completed by the end of the first quarter of fiscal 2012.

•

We continued to execute on our Jack in the Box refranchising strategy, franchising 332 restaurants. This increased the percentage of franchise restaurant ownership to 72%, thereby reaching our strategic goal of 70%-80% franchise ownership two years ahead of plan.

•	Jack in the Box opened 31 new restaurants systemwide.

•	Qdoba opened 67 new restaurants systemwide in fiscal 2011, and posted a 5.1% increase in same-store sales at company restaurants.

Although our results improved over prior year, we did not meet our financial targets of Defined Operating EPS or Restaurant Operating Margin, and accordingly, our annual incentive payouts to our NEOs were below targeted levels, as more fully explained below.

b.    Fiscal 2011 Compensation Framework

Our executive compensation program is designed to motivate, engage, and retain a talented team of Executives and to appropriately reward them for their contributions to our business, our employees, our franchisees, and our stockholders. Our performance measurement framework consists of a combination of financial, operational, and strategic performance metrics, varying time horizons, and multiple equity vehicles that provide a balanced and comprehensive view of performance and how it drives the compensation paid to executives. A large portion of our pay is variable and is tied to annual and longer-term financial and operating goals, as well as to the value of the Company’s stock. Our performance measurement framework and description of fiscal 2011 pay actions are summarized below.

Jack in the Box

Performance Measurement Framework with 2011 Pay Actions

CEO-Qdoba

Performance Measurement Framework with 2011 Pay Actions

c.    Fiscal 2011 Targeted Total Direct Compensation

The following chart illustrates the percentage breakdown of targeted total direct compensation (“TDC”) for each NEO in fiscal 2011 (annual base salary rate, target annual incentive, and long-term incentive grant guideline at target). Consistent with our pay for performance philosophy, the largest portion of compensation is variable, at-risk pay in the form of annual and long-term incentives - 80% for our CEO and a range of 62%-73% for our other NEOs.

In the case of our CEO, the Committee determined, based on CEO Market pay and additional perspectives provided by its Consultant, that the targeted TDC of $4.666 million in fiscal 2011 (base salary $933,000, target annual incentive of $933,000, and target long-term incentive of $2.800 million) was appropriate, and that it approximated the median of the Market data.

Based on the Company’s fiscal 2011 performance results, Ms. Lang’s actual TDC was $4.437 million (base salary $930,000, annual incentive of $616,000, and long-term incentive of $2.892 million, based on the grant date fair value of the Company’s common stock and performance units valued at “target”). The difference between the target TDC of $4.666 million and the actual TDC of $4.437 million, was primarily due to the actual annual incentive payout below target payout (66% of target). The slightly higher value of equity awarded ($2.892 million) versus long-term incentive target ($2.800 million) was due to the valuation methodology used when determining the number of stock options to be granted (discussed under Section VI.c. – “Long-Term Incentive Compensation”).

2011	Targeted Total Direct Compensation Mix

d.    CEO Compensation and Pay for Performance Alignment

Each year, the Committee assesses our CEO’s actual compensation relative to the Company’s performance. The following graphs show the relationship of our CEO’s TDC (base salary, actual annual incentive earned and long term equity grant date fair value, as reflected in the Summary Compensation Table) compared to our diluted earnings per share from continuing operations and cumulative stockholder return performance in each of the last five fiscal years. As illustrated, Ms. Lang’s compensation is generally aligned with Company EPS performance results and the Company’s compensation objectives — increasing with strong performance, and decreasing when performance declined.

Note on 2009 TDC.    Although the graphs below indicate an increase in Ms. Lang’s total direct compensation from 2009 to 2010, this increase was due solely to a shift in timing of the annual equity grants. As explained in our fiscal 2010 proxy statement, the Committee shifted the timing of the annual equity grants to executives from September to November of each year, beginning in 2009. This resulted in what would have initially been a September 2009 grant (falling in fiscal 2009) being moved to November 2009 (falling in fiscal 2010); resulting in no equity grant in fiscal 2009. If the September grant had actually been made in September, rather than in November, there would have been a decline in 2010 TDC versus 2009 TDC, because there was no annual incentive payout in 2010 due to the

Company not achieving its financial targets that year. In 2011, the Company’s performance improved over 2010, but was below target. Accordingly, our CEO received an annual incentive (66% of target), and her TDC increased from 2010 to 2011, largely reflecting this annual incentive payout.

(1)	The 2009 TDC includes only cash compensation due to the 2009 shift in timing of when annual equity awards were granted, which resulted in no equity grant during fiscal 2009, as explained in the “Note on 2009 TDC” above.

(2)	The equity award values included in the TDC for 2007 and 2008 reflected in the charts above are based on the values in the Grants of Plan Based Awards in the proxy statements for those respective fiscal years (rather than the Summary Compensation Tables, which used fiscal year accounting expense per SEC requirements in place at that time). These values were used in order to provide comparability with the reporting of award values for fiscal 2010 and 2011, based on the SEC requirements to report the grant date fair market values in the Summary Compensation Table beginning fiscal 2010.

(3)	The numbers in the Cumulative Total Return graph assume that the value of the investment in the Company’s Common Stock was $100 on October 1, 2006 and track such investment through October 2, 2011.

e.    Governance Practices

The Company has adopted several governance practices that it believes reinforce the soundness of our compensation programs:

•	The Compensation Committee of the Board is made up entirely of independent directors;

•	The Committee retains an independent compensation consultant who works exclusively for the Committee and does not perform any other work for the Company;

•

The Company provides no tax gross-ups, except for change in control agreements that were executed prior to 2009 (when it eliminated such gross-ups going forward), or for relocation costs as approved by the Board;

•	There are stock ownership and holding requirements for directors, NEOs and all other Senior Executives;

•	The Company prohibits any hedging transactions involving our stock, pledges of Company stock and the holding of Company stock in margin accounts; and

•	A clawback policy was adopted in 2008 and applies to incentive cash compensation and performance-based equity awards.

II.    EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

a.    Compensation Philosophy

Our executive compensation programs and pay decisions are based on the compensation philosophy established by the Committee:

Competitive pay for expected performance and
exemplary pay for exemplary performance

•

Competitive Pay  means base pay and incentive opportunities that approximate the median of the Market (within a reasonable range of the 50th percentile, generally +/- 10% for salary and annual incentive and +/- 15% for total direct compensation).

•	Expected Performance means the performance targets approved by the Board of Directors.

•	Exemplary Pay means annual and long-term incentive awards that are generally above the median of the Market.

•	Exemplary Performance means performance that exceeds the expected performance targets approved by the Board of Directors.

b.    Compensation Objectives

The Committee has set the following objectives for compensating our NEOs and Executives, and considers these objectives in making compensation decisions:

Objective	Description
Competitive Pay	Provide competitive pay commensurate with job scope and responsibilities, required talent, and performance. Competitive pay includes base salary, target level of annual incentive, and the target award value of long-term incentives that approximate a reasonable range of the Market data, with adjustments for individual performance.
Pay Mix	Use a mix of fixed and incentive compensation with different time horizons and forms of payout (cash and stock) to reward for short and long-term performance.
Pay for Performance	A large portion of executive compensation is variable, at-risk pay tied to achievement of annual and long-term incentive goals, or to the value of the Company’s stock. Variable reward payouts are designed to provide competitive pay for achieving expected performance, and above competitive pay for performance that exceeds expectations.
The Committee exercises judgment and discretion in program design and pay decisions to avoid relying solely on formulaic designs, taking into consideration what and how goals were accomplished.
Stockholder Alignment	Require NEOs and Executives to have a meaningful financial stake in the Company by holding shares of Company stock until termination of service.
Balanced Performance Measurement	Use a combination of financial, operational, and strategic performance metrics, varying time horizons, and multiple equity vehicles to provide a balanced and comprehensive view of performance.
Managing Compensation Risk	Set incentive goals in such a way as to discourage excessive risk taking, including by avoiding putting too much emphasis on any one metric or performance time horizon.

c.    Internal Pay Equity

Our compensation programs are designed so that potential compensation opportunities are set relative to the executive’s level of responsibility and impact. While program design is similar for Executives at the same level, actual payouts may vary based on an executive’s base compensation and individual performance over time. In fiscal 2011, our CEO’s targeted total direct compensation was approximately 2.7 times higher than the next highest paid executive, the CFO.

III.    EXECUTIVE COMPENSATION COMPETITIVE ANALYSIS

a.    Competitive Analysis

To understand the Company’s position within the marketplace, each year the Committee’s Consultant provides market pay information that the Committee uses to assess the competitiveness of our executive compensation programs and the individual compensation of our Executives. This information includes:

•	A review of financial performance relative to our Peer Group;

•	A review of Market compensation;

•	The Company’s performance against its internal financial, operational and strategic targets; and

•	The mix of short-term and long-term compensation in the form of cash and equity-based compensation.

The Committee uses this information as a guide in its determination of base salaries, the values of annual and long-term incentive awards, and other compensation and benefit elements. Although we target compensation to approximate a reasonable range of the Market median, as described in our compensation philosophy, the Committee has discretion to determine if it is in the Company’s best interest to provide one or more Executives with compensation that varies from this general principle.

b.    2011 Peer Group

In 2011, the Committee expanded the Peer Group used to assess competitive pay levels of our NEOs and compensation program design elements to include retail and hospitality companies, in addition to restaurant companies. We expanded the peer group to include companies in the retail and hospitality industries because our competitive market for talent is wider than just the restaurant industry and we wanted to consider the pay levels and practices among other consumer-focused businesses. The companies selected were chosen because of their comparable size (determined by revenue, generally between 0.5x and 2.0x Jack in the Box, and by number of locations), business model, and consumer focus. At the time the Committee approved the Peer Group, the Peer Group median revenue was $2.2 billion and median market capitalization was $1.9 billion, compared to revenue of $2.3 billion and market capitalization of $1.2 billion for Jack in the Box. The Committee believes that the 2011 Peer Group provided sound representation of competitive pay levels and practices.

2011 Peer Group

Restaurants	Retail	Hospitality
Brinker International, Inc.	Aeropostale Inc.	Hyatt Hotels Corporation
Burger King Holdings	Chicos FAS Inc.	Wyndham Worldwide Corporation
The Cheesecake Factory Incorporated	Children’s Place Retail Stores Inc.
Chipotle Mexican Grill Inc.	Collective Brands, Inc.
Cracker Barrel Old Country Store, Inc.	Dick’s Sporting Goods Inc.
Darden Restaurants, Inc.	DSW Inc.
DineEquity, Inc.	Jo-Ann Stores Inc.
Panera Bread Company	RadioShack Corporation
PF Chang’s China Bistro, Inc.
Ruby Tuesday, Inc.
Sonic Corporation
Wendy’s/Arby’s Group Inc.
YUM! Brands, Inc.

IV.    COMPENSATION ELEMENTS

The elements we use to achieve our compensation objectives, and to enable the Company to retain, motivate, engage, and reward our NEOs and Executives, are summarized below. Our programs provide a balance of cash and stock; annual and long-term incentives; financial, operational and strategic performance metrics; and awards whose value is affected by stock price performance. The programs are designed to encourage an appropriate level of risk taking, as discussed in more detail later in this CD&A.

Element	Link to Compensation Objectives	Type of Plan	Key Features
Base Salary	Provides competitive pay to Executives for job scope, criticality of position, knowledge, skills, and experience. Provides financial stability and security.	Cash	Targeted to approximate a reasonable range of the median of the Market, with adjustments for individual performance.

Annual Incentive	Motivates and rewards for achievement of Company financial, operational, or strategic goals for the current fiscal year.	Cash

Targeted to approximate a reasonable range of the Market median. Lump sum cash payment based on achievement of performance goals.

Jack in the Box – Total potential payouts range from 0%-200% of target.

•    Defined Operating EPS (60%)

•    Restaurant Operating Margin (20%)

•    Strategic goals (20%). The Committee determines the level of strategic goal achievement, subject to a minimum EPS requirement.

Qdoba – Potential payout ranges from 0%-225% of target.

•    EBITDA (100%)

Long-Term Incentive

Motivates and rewards for sustaining long-term financial and operational performance that increases the value of our brands and shareholder value.

Stock ownership and holding requirements align the financial interests of our Executives with the financial interests of our stockholders.

Stock Options Performance Units Time-Vested RSUs

Grant guidelines are reviewed annually and set to result in total pay that is within a reasonable range of the Market median. Actual grants allow for variances from the guideline based on individual performance.

Option awards represent 50% of an Executive’s grant guideline; vest ratably over 3 years and expire 7 years from the grant date. The CEO-Qdoba does not receive annual stock option grants.

Jack in the Box

•    Performance Units represent 30% of an Executive’s grant guideline; cliff vest three years from date of grant based on achievement of ROIC and guest satisfaction (Voice of Guest “VOG”) goals for a 3-fiscal year performance period; and are payable in stock.

Qdoba

•    Performance Units represent 90% of grant guideline; cliff vest three years from date of grant based on Net Earnings; and are payable in cash.

Vest 20% per year over 5 years, subject to holding requirements until termination of service.

Jack in the Box

•    Represents 20% of an Executive’s grant guideline with a holding requirement of 100% of after-tax net shares for executives that have not met their stock ownership guideline, or 50% of after-tax net shares for executives who have met the guideline.

Qdoba

•    Represents 10% of grant guideline with a holding requirement of 50% of after-tax net shares.

Element	Link to Compensation Objectives	Type of Plan	Key Features

Perquisites	Provides a limited cash value for perquisites that are typically offered in the Market.	Cash	Taxable benefit to Executives and paid bi-weekly. Intended to defray expenses for financial planning, and the Executive’s use of their personal automobile and cell phone for business purposes.

Retirement Benefits	Rewards for commitment and encourages retention. Provides some retirement income security and tax-advantaged means to accumulate retirement savings.	Deferred Compensation, Pension SERP

Participation in same pension plan (up to certain IRS limits) and non-qualified executive deferred compensation plan (“EDCP”) as other employees.

SERP available to Executives hired or promoted prior to 2007; plan was closed to new participants in 2007. Executives hired or promoted after 2007 receive an additional contribution to the EDCP for 10 years.

V.     COMPENSATION DECISION-MAKING PROCESS

The Committee works closely with its Consultant and management throughout the year to discuss and evaluate compensation program design, pay elements, and performance expectations and considerations.

Role of the Compensation Committee

The Committee meets regularly, including in executive session without management present, to make decisions with respect to our executive compensation programs and the compensation of our CEO and other Executives. The Committee reviews the information, alternatives and/or recommendations provided and then applies judgment when making compensation decisions, rather than relying solely on formulaic results. The Committee Chair reports to the Board on the Committee’s actions at each regular meeting.

The Committee’s responsibilities include reviewing and approving the:

•	Compensation Peer Group;

•	Compensation philosophy;

•	Amount and form of executive compensation;

•	Annual and long-term incentive plans and benefit plans;

•	Performance metrics and goals, and achievement of goals, in annual and long-term incentive plans;

•	Equity grants;

•	CEO performance and compensation;

•	CEO and executive management development and succession planning; and

•	Board compensation.

To assist the Committee in compensation decision making, the Company provides the Committee with tally sheets for the NEOs that detail each element of compensation for the four most recent fiscal years, including direct compensation, health and welfare benefits, retirement benefits, and value of equity grants.

Each year the Committee reviews the CD&A disclosure and recommends to the Board its inclusion in the Company’s Proxy Statement.

Role of the Independent Compensation Consultant

The Committee has retained Semler Brossy as its Consultant since January 2010. The Consultant reports directly to the Committee and its Chair and performs no other work for Jack in the Box. In the Committee’s opinion, Semler Brossy satisfies all independence requirements.

The Consultant does the following:

•	Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives;

•	Offers recommendations, insights and perspectives on compensation related matters; and

•	Supports the Committee to ensure our executive compensation programs are competitive and align the interests of our Executives with those of our stockholders.

In fiscal 2011, Semler Brossy attended all Committee meetings, in person or by telephone, including executive sessions as requested, and consulted frequently with the Committee Chair between meetings. Semler Brossy reviewed this CD&A and the tables contained in this Proxy Statement.

Role of the CEO in Compensation Decisions

When making decisions on executive compensation, the Committee considers input from the Company’s CEO, who reviews the performance of the NEOs and Executives (other than herself), and in consultation with the Company’s compensation department, provides her recommendations to the Committee on NEO and Executives’ compensation. Our CEO also provides her insight and perspectives to the Committee on the reports and recommendations of the Committee’s Consultant relating to compensation and benefit plan design and strategies, goal setting, payout structure, stock ownership requirements, and other related topics.

The Committee reviews and discusses pay decisions related to the CEO in executive session without the CEO or other members of management present.

VI.    FISCAL 2011 COMPENSATION AND ANALYSIS

The information below provides an overview of each pay element for each of the NEOs in fiscal 2011.

a.    Base Salary

In fiscal 2011, we lifted the salary freeze that was in place in fiscal 2010 for our NEOs, Executives, corporate employees and field management. The salary increases approved by the Committee to reward our NEO’s individual performance were effective November 2010.

2011 Base Salary Increases

Name	FY 2010 Salary (000s)	FY 2011 Salary (000s)	% Increase	FY 2011 Market Range (000s)
Ms. Lang	$906	$933	3%	$855 - $1,040
Mr. Rebel	$468	$487	4%	$430 - $525
Mr. Comma(1)	$360	$460	28%	$430 - $525
Mr. Rudolph	$407	$431	6%	$430 - $525
Mr. Beisler	$350	$368	5%	$295 - $355

(1)	Mr. Comma was promoted to Executive Vice President, Chief Operating Officer effective 11/29/2010, and received a 28% salary increase to recognize his increased role and responsibilities, and to position pay competitively with the Market for his new position.

b.    Performance-Based Annual Incentive Compensation (Cash)

The Committee approved the annual incentive performance goals in November 2010, after the Board approved the Company’s fiscal 2011 operational plan and budget. Strategic goals were introduced into the annual incentive plan to motivate and reward for achievements that position Jack in the Box for the future, but do not necessarily improve annual financial results in the year the strategic actions are taken. In addition, we modified the EPS metric (which we called “Defined Operating EPS”) to exclude gains on sales of franchise restaurants and franchise reimage incentive payments.

When setting fiscal 2011 annual incentive goals, the Committee and our CEO considered the current economic conditions and potential events that could impact future sales and earnings levels. They also reviewed the results of a sensitivity analysis of Company performance results relative to the incentive targets. After its review, the Committee approved goals that it believed were challenging yet reasonable, and would increase shareholder value if achieved. The Committee exercised discretion in determining the level of achievement of strategic goals, which were subject to a minimum Defined Operating EPS threshold of $0.85. The table below describes each goal and its weight in the plan.

Jack in the Box Annual Incentive Compensation Metrics

2011 Performance Metrics	Weight	Reason for Selection as Goal
Defined Operating EPS (diluted)	60%	This is a primary measure of how well the Company is performing overall, and is a key driver of shareholder return over the long-term. This metric excludes gains from the sale of franchise restaurants and franchise reimage incentive payments.
Restaurant Operating Margin (“ROM”)	20%	ROM measures how effectively the Company manages its business operations and costs, and is a key performance metric for alignment with our franchise operators, our franchising strategy, and our stockholders and potential investors.
Strategic Goals - Refranchising - Reimaging	20%	Strategic goals reward for the advancement of our refranchising strategy and implementation of Jack in the Box restaurant reimages across the system, to better position our brand for the future.

The annual incentive plan metrics for the CEO-Qdoba are different than the metrics used for Jack in the Box Executives. The program is intended to focus the CEO-Qdoba on the performance of the Qdoba business and elements more directly under his control.

Qdoba Annual Incentive Compensation Metric

2011 Performance Metrics	Weight	Reason for Selection as Goal
Earnings Before Interest, Depreciation & Amortization (“EBITDA”)	100%	Qdoba EBITDA is a key performance metric for measuring Qdoba’s operational performance relative to profitability.

Fiscal 2011 Performance Results

The 2011 threshold, target, and maximum incentive payout percentages for the NEOs, expressed as a percentage of annual base salary, are shown in the table below. The percentages are set by position level relative to Market data and the Executive’s role in the Company. The table also shows actual 2011 results and payouts.

	Payout Percentages (of Salary)			Target Incentive (000s)	Target Performance Goal		Actual Performance			Actual Incentive Payout % of base salary	Actual Incentive Earned (000s)
	Threshold (%)	Target (%)	Max (%)		Defined Operating EPS	ROM (%)	Defined Operating EPS	ROM (%)	Strategic Goals
Ms. Lang	0	100	200	$933.0	$0.98	14.2	$0.91	12.7	Max	66%	$615.8
Mr. Rebel	0	75	150	$365.0	$0.98	14.2	$0.91	12.7	Max	50%	$243.5
Mr. Comma(1)	0	75	150	$322.0	$0.98	14.2	$0.91	12.7	Max	48%	$215.0
Mr. Rudolph	0	75	150	$323.0	$0.98	14.2	$0.91	12.7	Max	50%	$215.5
					Qdoba EBITDA		Qdoba EBITDA
Mr. Beisler	0	55	125	$202.4	$22.9 million		$24.9 million			103.8%	$381.8

(1)	Mr. Comma’s target and actual incentive reflects a prorated incentive at the SVP and EVP levels, due to his November 2010 promotion.

c.    Long-Term Incentive Compensation

2011 Jack in the Box Long-Term Incentive Compensation

Each year, the Committee’s Consultant provides long-term incentive grant guidelines that deliver approximately the median of Market total direct compensation when combined with Jack in the Box salary and target annual incentive. For the fiscal 2011 grant, the Committee considered the equity grant guideline, the Company’s overall fiscal year performance, recommendations from the CEO, and input from its Consultant, to determine the grant value for each NEO and Executive. The number of options and full-value shares or units granted, was determined by dividing the grant value by the 60-day average closing price of Jack in the Box Common Stock two weeks prior to the November 2010 Committee meeting at which the grants were approved by the Committee. A 3:1 ratio (option to full value share) was applied to determine the number of options granted.

In accordance with our standard practice, the grant date of the fiscal 2011 awards was the second business day of the “window period” that opened in accordance with the Company’s Employee/Insider Trading Policy, after the release of the prior fiscal year-end earnings. Equity awards consisted of stock options, Performance Units, and RSUs, weighted as follows:

Stock Options

•     Fifty percent (50%) of an executive’s long-term incentive value was granted in the form of stock options. Stock options are intended to reward for sustained stock price performance. The exercise price is equal to the closing price of Jack in the Box Common Stock on the date of grant. Options vest one-third on each anniversary of the grant date and may be exercised up to 7 years from the grant date.

Performance Units

Thirty percent (30%) of an executive’s long-term incentive value was granted in the form of Performance Units. These units are designed to reward for achievement of performance targets for the three fiscal year period 2011-2013. Performance Units are intended to reinforce achievement of long-term strategic objectives, and strengthen the link of executive long-term incentives to defined, longer-term Company financial and operational goals approved by the Committee:

•

Two-thirds of the Performance Units (or 20% of the total long-term incentive value) are based on the average achievement of a three year return-on-invested-capital (ROIC) goal. ROIC is a key indicator of our ability to increase long-term stockholder value. The Committee selected ROIC as an appropriate long-term goal because ROIC improvements are best measured over time as we execute the Company’s franchising strategy.

•

One-third of the Performance Units (or 10% of the total long-term incentive value) are based on the average achievement of annual Voice of Guest (“VOG”) guest satisfaction goals over the three-year performance period. The VOG program is administered and reported to us by a third-party and has been a common, recognized, and respected means of measuring guest satisfaction. Guests respond to questions on factors such as quality of food, speed of service, and level of service they receive from our employees.

•	Performance Units are payable in shares of Jack in the Box stock at the end of the three-year period. Performance Units granted in November 2010 will not vest or be distributed until November 2013.

Restricted Stock Units (“RSUs”)

Twenty percent (20%) of an executive’s long-term incentive value was granted in the form of time-vested RSUs. RSUs vest 20% per year over five years and include a share holding requirement until termination of service with the Company; they are intended to retain talent and align the financial interests of our NEOs and Executives with those of our stockholders.

2011 Qdoba Long-Term Incentive Compensation

The Committee believes that the long-term incentive program for the CEO-Qdoba, Mr. Beisler, should incentivize and reward him for performance directly linked to increasing the value of the Qdoba brand, as well as aligning a portion with Jack in the Box performance. To achieve this objective, the 2011 long-term incentive program for Mr. Beisler consisted of Qdoba Performance Units and Jack in the Box RSUs, as illustrated below:

•     Ninety percent (90%) of the long-term incentive value was awarded in the form of Qdoba Performance Units, consisting of “Growth Units” and “Restricted Units.” These units, payable in cash, are designed to reward for achievement of performance targets relative to Qdoba’s net earnings for the three fiscal year period 2011-2013. The Committee believes net earnings is the best measure of overall Qdoba performance and is most similar to earnings per share for a public company. It is also a prevalent performance metric used in long-term incentive programs in the Market. Qdoba’s net earnings calculation includes interest costs associated with any Jack in the Box funding of Qdoba’s growth through purchasing or building new restaurants.

¡

Seventy percent of the Qdoba Performance Units (or 63% of the total long-term incentive value) were granted in the form of Growth Units. The value of a Growth Unit is based on the increase in net earnings for fiscal 2013 as compared to fiscal 2010. The cash value at the end of the three-year performance period is determined by multiplying the number of Growth Units granted by the incremental value of each unit.

¡

Thirty-percent of the Qdoba Performance Units (or 27% of the total long-term incentive value) were granted in the form of Restricted Units. The value of a Restricted Unit is based on the net earnings for fiscal 2013. The cash value at the end of the three-year performance period is determined by multiplying the number of Restricted Units granted by the actual value of each unit.

•	Ten percent (10%) of the long-term incentive value was awarded in the form of Jack in the Box RSUs that vest 20% per year over five years.

Fiscal 2011 Long-Term Incentive Grants to NEOs

			Performance Units
	Stock Options		(At Target)		Time-Vested RSUs
Name	# Options	Grant Date Fair Value	# Units	Grant Date Fair Value	# Units	Grant Date Fair Value	Total
Ms. Lang	193,638	$1,597,514	38,728	$776,496	25,818	$517,651	$2,891,661
Mr. Rebel	57,054	$470,696	11,411	$228,791	7,607	$152,520	$852,007
Mr. Comma (1)	52,047	$429,388	10,409	$208,700	6,940	$139,147	$777,235
Mr. Rudolph (1)	37,462	$309,062	7,492	$150,215	4,995	$100,150	$559,427
Mr. Beisler (2)	N/A	N/A	76,409	$360,000	1,844	$36,972	$396,972

(1)	Equity grant reflects a value lower than the targeted incentive value due to offsets applied from previous restricted stock grants under the executive stock ownership program.

(2)	For Mr. Beisler, Performance Units are based on Qdoba net earnings, granted in the form of Qdoba Growth Units and Restricted Units, and payable in cash.

Determination of the size of equity grants is based on a 60-day average closing stock price prior to the Committee meeting date at which grants are approved, and a 3:1 ratio for valuation of stock options versus full value shares. This table reflects the actual grant date fair value (November 26, 2010) using the valuation as reported in our fiscal 2011 Annual Report on Form 10-K.

d.    Cash Perquisite Allowance

The annual cash perquisite allowance amounts in fiscal 2011 are shown below. The allowance is taxable to the executive and the Company does not provide a tax gross-up.

Name	Allowance
Ms. Lang	$66,500
Mr. Rebel	$52,000
Mr. Comma (1)	$51,031
Mr. Rudolph	$52,000
Mr. Beisler	$45,700

(1)	Mr. Comma received a prorated allowance at the SVP and EVP levels in fiscal 2011.

VII.    OTHER BENEFIT PROGRAMS AND POLICIES

a.    Executive Benefits

Our NEOs and Executives receive the same benefits as those generally available to other employees in the Company. Both Company-subsidized and voluntary benefit programs are provided and include medical, dental, vision, life insurance, and disability coverage. Additionally, the Company provides each NEO with an enhanced level of employer-paid term life insurance with a total value of $770,000.

b.    Retirement Plans

The Company’s retirement plans are designed to provide our employees, including our NEOs and Executives, with some retirement income security. These plans reward for service and provide an additional incentive for our employees to build a long-term career at Jack in the Box.

•

Defined Benefit Pension Plan (“Retirement Plan”) — Our NEOs, along with our employees generally, are participants in a tax-qualified defined benefit pension plan. As announced in November 2010, the Retirement Plan was closed to new employees hired on or after January 1, 2011 and will “sunset” on December 31, 2015, meaning that our NEOs and employees will no longer accrue additional benefits based on additional pay and service as of this date. Participants in the pension plan, including our NEOs and Executives, will receive their accrued benefit at retirement.

•

Supplemental Executive Retirement Plan (“SERP”) — In addition to the Retirement Plan, three of our NEOs and a limited number of other Executives and employees are participants in the SERP. Effective January 1, 2007, the SERP was closed to new participants. The SERP is unfunded and not qualified for tax purposes. The SERP was established in 1990 to address Internal Revenue Code limitations on pension benefits that could be accrued under our Retirement Plan. The Company has purchased corporate owned life insurance policies to offset its obligations under the SERP. These obligations represent an unsecured claim against the Company.

•

Non-Qualified Deferred Compensation Plan (“EDCP”) — Our NEOs, Executives, and other highly-compensated employees who are excluded from participating in our 401(k) Plan, are eligible to participate in our non-qualified deferred compensation plan. Participants may defer up to 50% of base salary and up to 100% of their annual cash incentive. The Company matches 100% of the first 3% of deferred base salary and annual incentive. These obligations represent an unsecured claim against the Company.

•

Enhanced EDCP — Due to the closure of the SERP in 2007, any employee hired or promoted into an Executive position on or after January 1, 2007 receives an additional contribution of 4% of base salary and annual incentive each year to their EDCP account for up to 10 years.

•

Qualified 401(k) Plan (“E$P”) — Prior to 1990, Executives were eligible to participate in the Jack in the Box Inc. Easy$aver Plus Plan which includes a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Our current CEO participated in the E$P Plan at that time. Beginning in 1990, Executives and certain other highly compensated employees were excluded from participating in the E$P Plan. Executives with existing balances in the E$P Plan are able to maintain their balances in the E$P Plan; however they can no longer make deferrals into the E$P.

c.    Executive Stock Ownership and Holding Requirements

In 2002, stock ownership guidelines were adopted that require Senior Executives, including our NEOs, to maintain a minimum equity stake in Jack in the Box. The guidelines are intended to assure that these executives maintain a meaningful financial stake in the Company to promote a long-term perspective in managing the business, and to align the long-term financial interests of these executives with those of our stockholders.

In fiscal 2011, we replaced our prior executive stock ownership program of one-time grants of restricted stock with time-vested RSUs that include a share holding requirement until termination of service. Additionally, the Committee approved using only a multiple of salary for ownership guidelines (eliminating the lesser of a fixed number of shares) and reducing the guideline for Senior Vice Presidents from 2.0x to 1.5x base salary in recognition of the additional holding requirement on grants of time-vested RSUs. These changes to our program were made to better align with market practices and provide a more balanced approach in the use of equity. The CEO-Qdoba will be subject to the minimum stock ownership guideline beginning fiscal 2012.

Position	Minimum Ownership (multiple of base salary)	Holding Requirement
Chairman, CEO & President	5.0x	Executives subject to stock ownership requirements are required to hold 100% of each RSU grant until their stock ownership guideline is met, and required to hold 50% of each RSU grant if they have met their stock ownership guideline. The CEO-Qdoba is required to hold 50% of each RSU grant. Holding requirements are applied on an after-tax net share basis.
Executive Vice President	3.0x
Senior Vice President	1.5x
CEO-Qdoba (effective fiscal 2012)	1.0x

d.    Named Executive Officer Stock Ownership

Ownership is reviewed annually by the Committee. At the beginning of fiscal 2011, our NEOs met their stock ownership requirement when equity grants were approved by the Committee. However, due to the continued challenging economy and its effect on the stock market and our stock price at the end of fiscal year 2011, the value of two of our NEOs’ holdings fell below their ownership requirement. The Committee determined that it was appropriate to continue to manage ownership requirements from a longer-term perspective, rather than reacting to a declining market and awarding an additional equity grant to meet the ownership requirement.

Name	Direct Ownership	Restricted Shares/Units	Total Shares	Value at 10/02/11 @ $19.92 (000s)	Value of Stock Ownership Requirement (000s)	Meets Requirement
Ms. Lang	20,000	225,818	245,818	$4,897	$4,665	Yes
Mr. Rebel	4,000	70,179	74,179	$1,478	$1,461	Yes
Mr. Comma	—	44,640	44,640	$889	$1,380	No
Mr. Rudolph	—	63,810	63,810	$1,271	$1,293	No
Mr. Beisler (1)	—	51,844	51,844	$1,033	N/A	N/A

(1)	Ownership requirement is effective beginning fiscal 2012.

e.    Derivative Transactions

The Company prohibits certain derivative transactions in Company stock. Employees, including NEOs, other Executives and their families, may not:

•	Trade in “puts”, “calls”, or other derivative securities involving the Company’s securities;

•	Engage in zero-cost collars, forward sales contracts or other hedging transactions in Company securities;

•	Hold Company securities in margin accounts; and

•	Pledge Company securities.

f.     Executive Compensation Recovery (“Clawback”) Policy

The Committee adopted a compensation recovery policy in fiscal 2008. The policy states that in the event Jack in the Box Inc. materially restates all or a portion of its financial statements due to fraud or intentional misconduct, either committed by a corporate officer or knowingly permitted by a Corporate Officer, the Committee may take action to recover incentive cash compensation and performance-based equity awards that were based on the achievement of financial results that were subsequently restated. For purposes of this policy, a Corporate Officer is defined as an employee with the title of Corporate Vice President or above, and includes the CEO and COO of the Company’s subsidiary Qdoba Restaurant Corporation, as well as former Corporate Officers who were employed by the Company at the time of the fraud or intentional misconduct.

Executive compensation subject to recovery may include full or partial repayment of:

i)	Any annual incentive or incentive cash compensation paid to the Corporate Officer, plus a reasonable rate of interest,

ii)	Economic gains realized from the sale of shares awarded under a performance-based equity plan, and

iii)	Cancellation of restricted stock or units, deferred stock awards or units, and outstanding stock options to the extent vesting of such awards is performance-based.

The Committee has the sole discretion to determine what action to take in the event of a restatement, including soliciting recommendations from the Audit Committee and the full Board and retaining outside advisors to assist in making its determinations. Any actions taken by the Committee would be independent of consequences imposed by law enforcement agencies, regulators or other authorities. The Committee will continue to review potential changes to the Clawback Policy in light of the Dodd-Frank Act and any regulations or listing requirements based thereon.

g.    Termination of Service

None of the NEOs have employment or severance agreements, except in the event of a change in control as described in the Compensation and Benefits Assurance Agreements discussion in the next section. When an NEO terminates employment with the Company, the NEO will receive amounts according to the specific terms and provisions of each compensation plan or benefit plan as described below:

•	Amounts contributed under the Company’s qualified and non-qualified deferred compensation plans (subject to the specific terms and requirements of Internal Revenue Code Section 409A).

•	Amounts accrued and vested in the Company’s Pension Plans (Retirement Plan and SERP).

•	Any non-equity incentive award if terminated after the end of the fiscal year but before payment, subject to the Company’s achievement of performance goals.

If eligible to retire under a Company-sponsored retirement plan, in addition to the above, and consistent with the terms of our standard equity agreement, the executive is entitled to the following:

•	Accelerated vesting of options equal to 5% additional vesting for each full year of service with the Company.

•	Prorated vesting of performance units and full vesting of time-vested RSUs in accordance with the vesting schedule of each award.

•

A prorated annual cash incentive award based on the number of full reporting periods worked in the fiscal year prior to the effective date of retirement, subject to the Company’s eligibility requirements and achievement of performance goals.

If an NEO dies while employed by the Company, under the terms of the respective stock award agreements, all outstanding options and stock awards will become 100% vested on the date of his or her death.

The values of additional potential payments to the NEOs are provided in the section entitled “Potential Payments Upon Termination or Change in Control” of this Proxy Statement.

h.    Compensation & Benefits Assurance (“Change in Control”) Agreements

The Committee believes that Compensation & Benefits Assurance Agreements (otherwise known as a Change in Control or “CIC” Agreements) benefit stockholders by providing an important incentive to Senior Executives to remain focused on running the business in the case of a pending or actual change in control event.

Accordingly, each of the NEOs, and all Senior Executives (a total of seven officers), have a CIC Agreement that provides compensation in the form of a lump sum payment and other benefits in the event of a qualifying termination within 24 months of the effective date of the change in control of the Company (a “double-trigger” agreement). Each agreement has a term of two years, and is subject to automatic extension for additional two-year terms unless either party to the agreement gives notice of intent not to renew. Further details are set forth in this Proxy Statement in the section entitled “Potential Payments Upon Termination of Employment or Change in Control.”

During fiscal 2009, the Committee reviewed the list of Senior Executives covered by a CIC Agreement and reviewed the terms and conditions of the CIC Agreements, and discussed the potential costs to the Company. With the assistance of its Consultant, the Committee reviewed the estimated cost to the Company of each CIC Agreement and the aggregate cost of all CIC Agreements. The Committee found the estimated costs were reasonable and in line with market practices, and it was noted that costs would decline in the future as some of the Senior Executives become vested in SERP benefits. However, the Committee determined that in order to further control costs and in accordance with best practices, any CIC Agreement entered into after May 7, 2009, would not provide for gross-up of any amounts payable to the executive under the CIC Agreement. Of the CIC Agreements currently in effect, four agreements were entered into prior to 2009 and include a gross-up provision, and three were entered into after 2009 and do not provide a gross-up provision. The Committee continued to monitor costs and review the terms and conditions of CIC Agreements during fiscal year 2011.

A detailed discussion of the provisions of the Compensation & Benefits Assurance Agreements and the associated monetary values is provided in this Proxy Statement in the section entitled Compensation & Benefits Assurance Agreements.

i.    Tax and Accounting Information

Internal Revenue Code Section 162(m)

The Committee and its Consultant consider the Internal Revenue Code (“IRC”) Section 162(m) implications of all compensation decisions for our NEOs and Executives. Section 162(m) places a one million dollar limit on the amount of compensation that the Company can deduct in any one year for certain NEOs. Certain performance-based pay is excluded from this limit. For the reasons discussed earlier, our compensation programs are designed to provide the largest portion of an Executive’s compensation through programs intended to qualify as performance-based compensation under Section 162(m), including our annual performance incentive plan and long-term incentive plan in the form of stock options and Performance Units. However, corporate objectives may not necessarily align with the requirements of Section 162(m). Accordingly, the Committee may grant awards or enter into compensation arrangements under which payments are not deductible under Section 162(m). Restricted stock awards are not considered performance-based under Section 162(m) and, accordingly, are subject to the one million dollar deductibility limit.

Internal Revenue Code Section 409A

Under IRC Section 409A, amounts deferred by an employee under a non-qualified deferred compensation plan (such as the SERP and EDCP) may be included in gross income when deferred and be subject to a 20% additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions.

The Company administers the SERP and EDCP intending to comply with Section 409A. The Company intends that its stock options are exempt from Section 409A.

j.    Expensing of Stock Options

The Company accounts for option expensing under the Financial Accounting Standards Board (“FASB”) authoritative guidance on stock compensation and uses a binomial valuation model to determine the “fair value” of our stock options at grant.

VIII.    FISCAL 2012 PROGRAM CHANGES

Based on information and recommendations provided by its Consultant, the Committee approved the following changes to the executive compensation programs for Jack in the Box and Qdoba effective in fiscal 2012:

•

Peer Group — The Peer Group used to assess our executive compensation programs and individual compensation of our NEOs and Executives in fiscal 2012 will be modified to eliminate: a) Burger King and Jo-Ann Stores, who were acquired and are now privately held, and b) YUM! Brands due to its size relative to Jack in the Box and the rest of the Peer Group. With these changes, as of June 2011, the median revenue of the 2012 Peer Group was $2.2 billion and the median market capitalization was $1.6 billion, compared to Jack in the Box revenues of $2.3 billion and market capitalization of $1.1 billion.

•	CEO-Qdoba Executive Compensation Program Changes

•

Short and Long-term Incentive Targets — The annual incentive target will increase from 55% to 65% of base salary, and the maximum incentive potential will be two times target (130% of salary). The targeted long-term incentive value will increase from $400,000 to $450,000. These changes will be made to be more competitive with the Market and to improve the pay positioning of the CEO-Qdoba relative to Jack in the Box executives based on scope of responsibility.

•

Annual Incentive Performance Metrics — Qdoba Restaurant Operating Margin (“ROM”) will be added to the annual incentive program; EBITDA will be weighted 75%, and ROM weighted 25%. ROM will be added because it is an important measure of how effectively Qdoba manages its business operations and costs, and because it aligns with the performance measures of the other executives.

•

Stock Ownership Guideline and Long-Term Incentives — A stock ownership guideline of 1.0x salary will be implemented, and the percentage of total long-term incentive value granted in the form of time-vested RSUs for the CEO-Qdoba will increase from 10% to 20%. As Qdoba’s share of overall Jack in the Box revenues and earnings continues to increase, these changes are being made to better align the financial interests of the CEO-Qdoba with the interests of Jack in the Box stockholders.

IX.   RISK ANALYSIS OF COMPENSATION PROGRAMS

The Committee has engaged in a risk analysis of our compensation plans, programs, policies, and practices for all employees. For the following reasons, the Committee believes that the design of our compensation programs, the governance of our programs, and our risk oversight process guard against imprudent risk taking that could have a material adverse effect on the Company.

Compensation Program Design Protections

•

Our base pay programs consist of competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our Executives to take unnecessary or imprudent risks.

•

The Board approves the Company’s strategic plan, capital budget, and long-term financial and operational plans that serve as the basis for setting short and long-term incentive goals. Goals are intended to drive stockholder value and targets are set relative to the approved budget, historical and future expected performance, and with a reasonable amount of stretch that does not encourage imprudent risk taking.

•

Our annual incentive programs provide variable pay opportunity for certain position levels based on achievement of annual performance goals. Goals are set at reasonable levels and payouts are managed as a percentage of pay, with maximum caps.

•

The largest amount of Executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained Company performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer term Company results.

•

Equity awards have multi-year vesting, and RSU awards have holding requirements until termination of service. This aligns the long-term interests of our NEOs and Executives with those of our stockholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

•

The maximum award that may be paid out under the annual and long-term incentive programs are capped at appropriate competitive levels, and the Committee retains the discretion to reduce payouts under the plan.

Structural Governance Protections

•

The Committee adopted a clawback/compensation recovery policy that allows the Committee to take action to recover both cash compensation and performance-based equity awards for all NEOs and Executives in the event of a material restatement based on fraud or intentional misconduct.

•	Company policy:

¡	Prohibits any hedging transactions involving our stock. This prevents Executives and employees from insulating themselves from poor stock performance by betting against our success;

¡

Prohibits pledges of Company stock and the holding of company stock in margin accounts. This reduces the risk that Executives and employees might create incentives to focus on short-term performance at the expense of long-term performance; and

¡

Includes a formal ethics code of conduct, ethics helpline, and an ethics training and communications program for all employees. The ethics program is intended to reinforce a culture of integrity at the Company, including reducing the possibility of any manipulation of financial results for personal gain.

COMPENSATION COMMITTEE REPORT

The Jack in the Box Compensation Committee is comprised solely of independent members of the Company’s Board of Directors. The Committee assists the Board in fulfilling its responsibilities regarding compensation matters, and is responsible under its charter to determine the compensation of Jack in the Box Inc. Executives. This includes reviewing all components of pay for our CEO and the other NEOs. The Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with its Consultant, with management and with the Board. Based on this review and discussion, the Committee, on behalf of the Board, has authorized that this Compensation Discussion and Analysis be included in this Proxy Statement for fiscal 2011, ended October 2, 2011.

THE COMPENSATION COMMITTEE Michael W. Murphy, Chair David L. Goebel Murray H. Hutchison

John T. Wyatt

EXECUTIVE COMPENSATION

The Summary Compensation Table (“SCT”) summarizes the total compensation of our CEO, CFO, and the three other most highly compensated Executives (“named executive officers” or “NEOs”) for the fiscal year ended October 2, 2011, and the prior two fiscal years to the extent required under the Securities and Exchange Commission rules.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & NQDC Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Ms. Lang	2011	929,885	0	1,294,147	1,597,514	615,780	753,723	114,731	5,305,780
Chairman, CEO & President	2010 2009	923,423 900,981	0 0	857,070 0	1,693,860 0	0 1,091,730	958,694 1,694,471	70,063 107,713	4,503,110 3,794,895
Mr. Rebel	2011	484,808	0	381,311	470,696	243,500	271,026	74,120	1,925,461
Executive Vice President	2010	477,000	0	234,972	465,648	0	317,643	57,738	1,553,001
& Chief Financial Officer	2009	465,923	0	0	0	423,540	279,218	72,938	1,241,619
Mr. Comma	2011	444,615	0	347,847	429,388	214,997	26,612	99,273	1,562,732
Executive Vice President & Chief Operating Officer	2010	340,962	0	823,698	172,002	0	26,702	58,691	1,422,055
Mr. Rudolph	2011	428,231	0	250,364	309,062	215,500	29,443	97,385	1,329,985
Executive Vice President,	2010	402,019	0	652,316	230,208	0	26,270	69,430	1,380,243
General Counsel & Secretary	2009	370,000	0	0	0	234,950	18,162	83,953	707,065
Mr. Beisler	2011	365,923	0	36,972	0	441,873	378,648	68,517	1,291,933
President & Chief Executive Officer, Qdoba Restaurants	2010	356,731	0	0	0	451,130	325,854	59,332	1,193,047

(1)	This column represents the base salary earned during the fiscal year, including any amounts deferred by the NEOs in the Executive Deferred Compensation Plan (EDCP). The Company’s fiscal 2010 was 53 weeks, versus 52 weeks in fiscal 2009 and fiscal 2011.

(2)	The amounts in this column represent the grant date fair values of restricted stock or restricted stock unit awards (RSA and RSU, respectively) granted under the stock ownership program in 2010 and 2009, and Performance Unit (PSU) Awards in 2011 and 2010. The 2009 RSA and RSU values were recalculated from amounts shown in prior Proxy Statements to reflect their grant date fair values, as required by SEC rules effective beginning 2010. The grant date fair value of the performance based awards reflected in this column (the PSU Awards) is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The value of PSUs at target and at maximum potential (150% of target) respectively are: Ms. Lang, $776,496 and $1,164,745; Mr. Rebel, $228,791 and $343,186; Mr. Comma, $208,700 and $313,051; and Mr. Rudolph, $150,215 and $225,322.

(3)	The amounts in this column represent the grant date fair values of option grants. The 2009 option value was recalculated from amounts shown in prior Proxy Statements to reflect grant date fair values, as required by SEC rules effective beginning 2010. See the Grants of Plan-Based Awards Table for grant specific information. The grant date fair values have been determined based on the assumptions and methodologies set forth in the Company’s 2011 Annual Report on Form 10-K (Note 12 Share-Based Employee Compensation).

(4)	Amounts in this column reflect the annual incentive awards earned by each NEO under our annual incentive plan for executives. For Mr. Beisler, the CEO-Qdoba, the amount in this column reflects his annual incentive payment for fiscal 2011 of $381,873, and his long-term incentive cash payment of $60,000 for the three-year performance period fiscal 2009-2011. Performance achievement is approved by the Committee at the November meeting following the end of the fiscal year. Payment of incentives is made in November following Committee approval and reported in the Summary Compensation Table in the fiscal year in which the incentive is earned.

(5)

The change in pension value includes the estimated present values of both the qualified pension plan and the Supplemental Executive Retirement Plan (SERP). Our NEOs become vested in the Retirement Plan after five years, and become vested in the SERP after attaining age 55 and completing 10 years of service. As of the date of this Proxy Statement, Ms. Lang and Mr. Rebel are not yet vested in the SERP.

Mr. Comma and Mr. Rudolph are not eligible to participate in the SERP. Please refer to Footnote 4 to the Pension Benefits Table regarding Mr. Beisler’s retirement benefits. The changes in pension value are based on the differences between the October 2, 2011, October 3, 2010, and September 27, 2009 actuarial present values of accrued benefits payable over their lifetimes, assuming each of the NEOs does not retire before the Plan’s earliest retirement date with unreduced benefits. The Plan’s earliest retirement date with unreduced benefits is age 62. The change in pension values over the three years shown in this table represent changes in (i) salary and annual incentive, (ii) years of service, and (iii) the discount rates used in estimating present values. The discount rates used to determine the change in the qualified pension plan and SERP values were 5.598% as of October 2, 2011, 5.824% as of October 3, 2010, and 6.159% as of September 27, 2009. The actuarial present value of accrued benefits is based on the same interest rate and mortality rate assumptions used in the Company’s financial statements. The RP-2000 Mortality Table is used for both the qualified pension plan and the SERP estimates, projected to 2011, combined for employees and annuitants, separate for males and females, with white collar adjustment. No pre-retirement mortality, retirement, or termination has been assumed for the present value factors. See the sections titled Retirement Plan, Supplemental Executive Retirement Plan and Pension Benefits Table for a detailed discussion of the Company’s pension benefits. The Company does not provide above-market or preferential earnings on non-qualified deferred compensation; for this reason only pension accruals are shown.

(6)	Amounts in this column for fiscal 2011 are detailed in the following “All Other Compensation Table.”

All Other Compensation Table

	Perquisite Allowance	Deferred Compensation Matching Contribution (1)	Company- Paid Life Insurance Premiums	Other (2)	Total All Other Compensation
Ms. Lang	$66,500	$46,370	$0	$1,861	$114,731
Mr. Rebel	$52,000	$21,850	$270	$0	$74,120
Mr. Comma	$51,031	$46,173	$308	$1,761	$99,273
Mr. Rudolph	$52,000	$45,061	$324	$0	$97,385
Mr. Beisler	$45,700	$22,434	$383	$0	$68,517

(1)	Includes enhanced EDCP Company contribution for Mr. Rudolph and Mr. Comma in place of SERP.

(2)	Amounts in this column include taxable income associated with spousal attendance at the Company’s annual Circle of Excellence awards ceremony.

Grants of Plan-Based Awards

The following table provides information on fiscal 2011 annual incentive plan awards and equity awards granted to our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (5)
Name	Approval Date	Grant Date(1)	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Ms. Lang	11/17/2010	11/26/2010				19,364	38,728	58,092	25,818	193,638	$20.05	$2,891,661
		N/A	$—	$933,000	$1,866,000
Mr. Rebel	11/17/2010	11/26/2010				5,706	11,411	17,117	7,607	57,054	$20.05	$852,007
		N/A	$—	$365,250	$730,500
Mr. Comma	11/17/2010	11/26/2010				5,205	10,409	15,614	6,940	52,047	$20.05	$777,235
		N/A	$—	$322,385	$642,000
Mr. Rudolph	11/17/2010	11/26/2010				3,746	7,492	11,238	4,995	37,462	$20.05	$559,427
		N/A	$—	$323,250	$646,500
Mr. Beisler	11/17/2010	11/26/2010							1,844			$36,972
(6)			$—	$202,400	$460,000
(7)			$108,000	$360,000	$360,000

(1)	Grants were approved at the November 2010 Committee meeting, with a grant effective date of November 26, 2010, the second business day of the open trading window.

(2)	The amounts shown under these columns represent the potential payouts to our NEOs under the fiscal 2011 annual incentive plan, which were earned based on performance in fiscal 2011. The threshold payout is zero, since it represents the level of performance for which no award would be earned for each of the metrics by which performance is measured. The target payout represents the amount payable for achieving the target level of performance for each of the metrics, and maximum payout represents the amount that may be paid for achieving the maximum level of performance for each of the metrics, subject to an overall cap of two times target payout. The values are based on the executive’s annual salary rate at the time performance goals are approved by the Committee within 60 days of the start of the fiscal year. The “Summary Compensation Table” for fiscal 2011 shows the actual incentive compensation earned by our NEOs.

(3)	The amounts shown in these columns represent the number of performance units granted in November 2010, at threshold, target, and maximum payout levels, under the Company’s long-term incentive plan for the three-year performance period fiscal 2011-2013. The threshold payout is 50% of target, and is based on achieving an established minimum performance requirement; there will be no payout if performance is below the minimum performance requirement.

(4)	The amounts shown in this column represent restricted stock units granted to our NEOs that vest 20% per year for five years, and are subject to a holding requirement until termination of service. The value is calculated by multiplying the number of units awarded by $20.05, the market closing price of Jack in the Box stock on the November 26, 2010 grant date.

(5)	The aggregate amounts values in this column are based on the following:

Performance Unit and Restricted Stock Unit Awards — The value of performance units and restricted stock units are based on the closing price of the Company’s common stock on the grant date ($20.05 on November 26, 2010). Performance units are calculated in accordance with FASB ASC Topic 718 based on probable outcome, assuming target.

Stock Options — The value of stock options represents a theoretical value at grant using a binomial based pricing model that requires the input of highly subjective assumptions, including the expected volatility of our stock price. As such, the values may not reflect the amounts that our NEOs will realize; rather the actual amount realized will depend on the Company’s stock price relative to the exercise price. The assumptions used in the valuation are reported in the Form 10-K for fiscal 2011.

(6)

The amounts in this row represent the potential payout to the CEO-Qdoba under the fiscal 2011 annual incentive plan, based on performance in fiscal 2011. The threshold payout is zero, since it represents the level of performance for which no award would be earned. The target payout represents the amount payable for achieving the target level of performance, and maximum payout represents the amount payable for achieving the maximum level of performance, subject to an overall payout cap. The value is based on the CEO-Qdoba’s annual salary rate at the time performance goals are approved by the Committee within 60 days of the start of the fiscal year. The “Summary Compensation Table” for fiscal 2011 shows the actual incentive compensation earned by the CEO-Qdoba.

(7)	The amounts in this row represent the target cash award for the CEO-Qdoba under the Qdoba long-term incentive plan for the three-year performance period fiscal 2011-2013. The targeted long-term cash incentive has been converted to units and the value will be determined based on Qdoba’s growth in net earnings and actual net earnings.

Outstanding Equity Awards at Fiscal Year End 2011

The following table provides information on all outstanding option awards and unvested stock awards held by each of the NEOs at the end of fiscal 2011. Each option grant is shown separately and the vesting schedule is shown as Footnote 1 to the table. The market value of the restricted stock awards is based on the closing price of Jack in the Box Inc. Common Stock as of the last trading day of the fiscal year, September 30, 2011, which was $19.92.

Outstanding Equity Awards at Fiscal Year End 2011
	Option Awards (1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number Of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Ms. Lang	09/10/2004	28,500	—	$14.46	09/10/2014	225,818	$4,498,295	83,228	$1,657,902
	09/16/2005	161,200	—	$17.625	09/16/2015
	09/15/2006	184,800	—	$26.28	09/15/2016
	09/14/2007	300,000	—	$30.69	09/14/2014
	09/12/2008	367,000	—	$24.74	09/12/2015
	11/23/2009	86,333	172,667	$19.26	11/23/2016
	11/26/2010	193,638	193,638	$20.05	11/26/2017
Mr. Rebel	09/16/2005	40,950	—	$17.625	09/16/2015	70,179	$1,397,966	23,611	$470,331
	09/15/2006	66,000	—	$26.28	09/15/2016
	09/14/2007	100,000	—	$30.69	09/14/2014
	09/12/2008	120,000	—	$24.74	09/12/2015
	11/23/2009	23,733	47,467	$19.26	11/23/2016
	11/26/2010	—	57,054	$20.05	11/26/2017
Mr. Comma	09/14/2007	24,000	—	$30.69	11/08/2017	44,640	$889,229	14,909	$296,987
	09/12/2008	23,000	—	$24.74	09/12/2015
	11/23/2009	8,766	17,534	$19.26	11/23/2016
	11/26/2010	—	52,047	$20.05	11/26/2017
Mr. Rudolph	11/08/2007	20,000	—	$27.48	11/08/2017	63,810	$1,271,095	13,492	$268,761
	09/12/2008	40,000	—	$24.74	09/12/2015
	11/23/2009	11,733	23,467	$19.26	11/23/2016
	11/26/2010	—	37,462	$20.05	11/26/2017
Mr. Beisler	09/15/2006	30,000	—	$26.28	09/15/2016	51,844	$1,032,732	—	$—
	09/12/2008	20,000	—	$24.74	09/12/2015

(1)	Option Award Vesting Schedule By Grant Date:

09/10/2004	25% vests each year for four years from date of grant
09/16/2005	25% vests each year for four years from date of grant
09/15/2006	25% vests each year for four years from date of grant
09/14/2007	33% vests each year for three years from date of grant
09/12/2008	33% vests each year for three years from date of grant
11/23/2009	33% vests each year for three years from date of grant
11/26/2010	33% vests each year for three years from date of grant

(2)	The amounts in this column represent: (i) unvested restricted stock awards or units granted under the stock ownership program for all NEOs, with vesting subject to the executive’s continued employment with the Company, and full vesting 10 years from the grant date and issued only upon termination, (ii) unvested restricted stock units that vest 20% each year for five years and subject to a holding requirement until termination of service; and (iii) for Mr. Comma, 3,000 deferred performance vested restricted stock units.

(3)	The market value was determined by multiplying the number of stock awards granted by the closing market price on September 30, 2011 ($19.92).

Option Exercises and Stock Vested in Fiscal 2011

The following table provides information on stock option exercises and shares acquired on the vesting of stock awards by the named executive officers:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Ms. Lang	85,500	$758,670	—	$—
Mr. Rebel	3,750	$35,775	—	$—
Mr. Comma	—	$—	—	$—
Mr. Rudolph	—	$—	—	$—
Mr. Beisler	—	$—	—	$—

Retirement Plan Benefits

The following table provides information on the pension benefits for the NEOs under each of the following pension plans:

•

Retirement Plan — The Retirement Plan is a Company-funded and tax-qualified retirement program that is offered to our NEOs and other eligible employees that have reached age 21 and completed one year of service (at least 1,000 hours/year). Participants are 100% vested after completing five years (1,000 hours per year) of service. As of December 31, 2015, our NEOs and employees will no longer accrue additional benefits based on additional pay and service. Employees hired or rehired on or after January 1, 2011 are not eligible to participate in the Plan. As applicable to our NEOs and employees, the plan provides that a participant retiring at the normal retirement age of 65 will receive benefits based primarily on the formula described below:

(1)	One-percent (1%) of the average of the five highest consecutive calendar years of pay (“Final Average Pay”, includes base salary and annual incentive) out of the last ten years of eligible service, multiplied by the number of full calendar years and months while an eligible employee.

PLUS

(2)	0.4% of Final Average Pay in excess of Covered Compensation (average of the Social Security taxable wage bases) multiplied by the number of full calendar years and months while an eligible employee (up to a maximum of 35 years).

A participant in the Retirement Plan who has at least ten years of vesting service may elect to begin receiving reduced payments as early as age 55.

Note: Prior to 1989, benefits are subject to grandfathered minimum benefit accruals under the previous plan. Retirement plan benefits are (i) not permitted to be paid to participants while actively employed with Jack in the Box Inc. and (ii) typically paid in the form of a monthly annuity unless the accrued benefit is equal to or less than $5,000 at termination and in such event, may be paid in the form of a lump sum payment.

•

Supplemental Executive Retirement Plan (“SERP”) — Effective January 1, 2007, the SERP was closed to new participants. Our NEOs, Executives, and certain “highly compensated employees” who were hired or promoted into such position prior to January 1, 2007 are eligible to participate in the SERP. The SERP, established in 1990, provides for retirement benefits above amounts available under the Company’s Retirement Plan due to tax code limits that restrict benefits available under the Company’s tax-qualified plan. The SERP is unfunded and not qualified for tax purposes.

The SERP provides that a participant retiring at the normal retirement age of 62 will receive a benefit equal to a target replacement income, based on final average pay and service. When combined with other amounts payable under the Company’s tax-qualified pension benefit, and other qualified and non-qualified deferred compensation programs, the target replacement income is up to 60% of Final Average Pay and subject to the following conditions:

•	Final Average Pay is defined as the average of the five highest calendar years of pay (base salary and annual incentive) out of the last ten years of employment with the Company.

•	Service is defined as the entire period of employment in calendar years and months while an eligible employee.

•

There is no reduction in the target replacement income (60%) if a participant has 20 or more years of service. For participants with less than 20 years of service, the target replacement income percentage is determined by multiplying the number of years of service times 3%, up to a maximum of 20 years.

•

To receive a retirement benefit under the SERP, a participant must attain the earlier of (i) age 62 or (ii) age 55 with ten years of service while employed at Jack in the Box or while disabled. A participant may begin payments as early as age 55 with a reduction in benefits equal to 5/12 of 1% for each month commencement of benefit payments precedes the participant’s attainment of age 62.

•	Benefits under the SERP are only available to retirees as monthly payments and cannot be received in a lump sum.

•	Death benefits are payable if a participant dies while employed.

•	The SERP provides for spousal joint and survivor annuities.

The following table provides information on the actuarial present value of the accumulated pension and SERP benefits as of the end of fiscal 2011 (October 2, 2011), using fiscal 2011 earnings (base salary and annual incentive). The maximum amounts used for the Retirement Plan do not exceed the IRS-prescribed limit applicable to tax-qualified plans ($245,000 for 2011). Present values were calculated using the interest rate and mortality assumptions used in the Company’s financial statements.

Pension Benefits Table

	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit at Normal Retirement Age (1)	Payments During Last Year
Ms. Lang (2)	Retirement Plan	24	$546,247	$—
	SERP	24	$7,139,643
Mr. Rebel (2)	Retirement Plan	8	$188,641	$—
	SERP	8	$1,177,212
Mr. Comma (3)	Retirement Plan	10	$121,222	$—
Mr. Rudolph (3)	Retirement Plan	4	$93,288	$—
Mr. Beisler (4)	Retirement Plan	9	$216,289	$—
	SERP	13	$1,867,152

(1)	The estimated present value of accumulated benefits under the qualified pension plan and the SERP is based on a discount rate of 5.598% as of October 2, 2011. The RP-2000 Mortality Table is used for both the qualified pension plan and the SERP calculations, projected to 2011, combined for employees and annuitants, separate for males and females, with white collar adjustment. Participants are assumed to retire at the latest of current age and the plan’s earliest retirement date with unreduced benefits. No pre-retirement mortality, retirement, or termination has been assumed for the present value factors.

(2)	As of the end of the measurement period (October 2, 2011), Ms. Lang and Mr. Rebel are not yet vested in the SERP, and have no benefits payable under the SERP.
(3)	Mr. Rudolph and Mr. Comma are not participants in the SERP. As described in section VII.b. of this Proxy Statement, Retirement Plans – Enhanced EDCP, Mr. Rudolph and Mr. Comma receive an additional contribution to their deferred compensation in place of participation in the SERP.

(4)	As of the end of the measurement period (October 2, 2011), Mr. Beisler is not yet vested in the SERP and has no benefits payable under the SERP. Pursuant to a written agreement, however, he is eligible to receive a payment at retirement based on the SERP formula and computed using his 1998 hire date with Qdoba Restaurants, payable in the form of an annuity. As he has attained age 55 and 10 years of service (based on the 1998 hire date), under this agreement, he would be eligible for an early retirement monthly payment of $12,164 (as of October 2, 2011, calculated based upon retirement prior to age 62, and reflecting a reduction of 5/12 of 1% per month for each month prior to age 62). The present value of the accumulated benefit in the Table is also computed based on the agreement and the SERP formula.

Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan (“EDCP”)

The NEOs, Executives, and other highly compensated employees are eligible to participate in the EDCP which is an unfunded, non-qualified deferred compensation plan, the benefits of which are paid by the Company out its general assets. The plan is subject to IRC Section 409A (“Section 409A”) for all deferred compensation earned on or after January 1, 2005; deferred compensation earned prior to 2005 is not subject to Section 409A requirements and continues to be governed under the terms of the plan and tax laws in effect on or before December 31, 2004, as applicable.

We maintain a trust agreement with an independent trustee establishing a rabbi trust for the purpose of funding benefits payable to EDCP participants.

Deferrals

•

Participants may defer up to 50% of base salary and up to 100% (less applicable taxes) of annual incentive pay. The Company matches 100% of the first 3% of the participant’s compensation that is deferred into the EDCP.

•

Participants are fully vested in their own contributions and vest in the matching contributions at the rate of 25% per year, becoming fully vested only after they have completed four full years of service with the Company.

•

Participants select from an array of hypothetical investment funds designed to match the performance of actual investments that they wish to have their account allocated to; they may change their investment elections at any time. Benefits under this plan include an earnings component based upon the hypothetical investment options.

Enhanced EDCP

•

Beginning January 1, 2007, new Executives, who otherwise would have been eligible for the SERP, receive an additional Company contribution for up to ten years, of 4% of base salary and annual incentive in their EDCP account. Participants vest 25% per year in the additional Company contributions.

In-Service Withdrawals and Distributions

At the time a participant makes his or her deferral election for a plan year, the participant also elects when the associated deferred compensation will be distributed. Participants may generally receive scheduled “in-service” withdrawals or hardship withdrawals while still employed or have distributions paid on separation of service. The specific distribution options depend on whether the deferred compensation is subject to Section 409A; In general, the following refers to non-vested balances and amounts deferred after January 1, 2005, which are subject to Section 409A:

(1)	Scheduled In-Service Withdrawals. At the time of his or her deferral election, a participant may designate a scheduled payment of his or her deferral accounts (excluding Company matching contributions). The scheduled payment date cannot occur until after the deferred compensation has been in the plan for two full plan years. Scheduled payments are made in the form of a lump sum or annual installments over five years as elected by the participant. In accordance with Section 409A, if a participant elects to change the start date of the scheduled payment, the payment will be subject to a five-year delay in the start of payment from the initial scheduled withdrawal date.

(2)	Separation of Service. For separation of service distributions, a participant may elect how their deferral accounts (including vested Company matching contributions) are paid upon separation of service. Participants may elect payment in the form of a lump sum or from two to ten annual installments, in each case beginning within 60 days of separation or two years after separation of service. If a participant is considered a “specified employee” on his or her separation date, Section 409A requires that the payment be delayed for six months after such separation date.

2011 Non-Qualified Deferred Compensation

The following table provides information on the contributions, earnings, withdrawals and distributions in the Executive Deferred Compensation Plan during fiscal 2011 and the account balances as of the end of fiscal 2011. As of October 2, 2011, all NEOs are 100% vested in Company contributions, except for Mr. Rudolph who is 75% vested.

Non-Qualified Deferred Compensation Plan Table

	Executive Contributions in Fiscal 2011 (1)	Registrant Contributions in Fiscal 2011 (2)	Aggregate Earnings/ (Losses) in Fiscal 2011	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FY (3)
Ms. Lang	$68,697	$46,370	$(91,528)	$—	$1,946,966
Mr. Rebel	$28,008	$21,850	$(3,465)	$—	$393,340
Mr. Comma	$40,661	$46,173	$(12,520)	$—	$503,378
Mr. Rudolph	$19,312	$45,061	$(6,622)	$—	$195,904
Mr. Beisler	$22,434	$22,434	$(2,005)	$—	$1,045,677

(1)	These amounts were also included in the salary and non-equity incentive plan compensation columns in the 2011 Summary Compensation Table.

(2)	These amounts were reported as “All Other Compensation” in the Summary Compensation Table .

(3)	Amounts reported in this column were included in the Company’s Summary Compensation Table in prior years if the named executive officer was an NEO in previous years. The balance reflects the cumulative value of each NEO’s deferrals, match, and investment gains or losses. These amounts do not include any contributions or earnings related to the fiscal 2011 annual incentive payment, which was paid after the end of fiscal 2011.

Compensation & Benefits Assurance Agreements.    The Company provides Compensation & Benefits Assurance (“CIC”) agreements to its Senior Executives because it considers it in the best interest of its stockholders to foster continued employment of key management without potential distraction or personal concern if the Company were to potentially be acquired by another company (“change in control”). These agreements help facilitate successful performance by key executives during an impending change in control, by protecting them against the loss of their positions following a change in the ownership or control of the Company, and ensuring that his or her expectations for long-term incentive compensation arrangements will be fulfilled. Generally, under the agreements, a change in control is defined to include:

(i) the acquisition by any person or group of 50% or more of the outstanding stock or combined voting power of the Company (excluding acquisitions by the fiduciary of the Company benefit plans or certain affiliates);

(ii) circumstances in which individuals constituting our board of directors generally cease to constitute a majority of the board; and

(iii) certain stockholder-approved mergers, consolidations, sales of assets or liquidation of the Company.

These CIC agreements provide certain specified benefits to Senior Executives if, within twenty-four (24) full calendar months from the effective date of a change in control event, his or her employment is terminated (“Qualifying Termination”):

(i) involuntarily other than for cause, death, or disability, or

(ii) voluntarily for good reason. Voluntary termination for good reason is generally defined as:

(a) the assignment of the executive to duties or responsibilities inconsistent with his or her status, or a reduction or alteration in the nature or status of his or her duties or responsibilities in effect as of ninety (90) days prior to the change in control event;

(b) the acquiring company’s requirement that the executive be based at a location in excess of fifty (50) miles from his or her location immediately prior to a change in control;

(c) a material reduction in base salary;

(d) a material reduction in the Company’s compensation, health and welfare, retirement benefit plans, or any perquisites, unless an alternative plan is provided of a comparable value; or

(e)	the Company’s failure to require any successor to assume the CIC agreement benefits.

CIC benefits are not provided in the event of terminations by reason of death, disability, voluntary termination without good reason, or the Company’s involuntary termination of the executive’s employment for cause.

In the event of a change in control of the Company and Qualifying Termination of an executive covered under a CIC agreement as described above, the executive is entitled to the following severance benefits:

1.	A lump sum cash payment equal to his or her accrued but unpaid annual salary and unreimbursed business expenses.

2.	A lump sum cash amount equal to a multiple of the executive’s then-current annual salary, as follows:

Multiple of Salary
Ms. Lang	3.0
Mr. Rebel	2.5
Mr. Comma	2.5
Mr. Rudolph	2.5
Mr. Beisler	1.5

3.	A lump sum cash incentive award equal to the multiple above times the greater of: (a) the average annual incentive percentage for the last three fiscal years prior to the change in control times annual salary, or (b) the average dollar amount of the annual incentive paid for the last three fiscal years prior to the change in control. If an executive does not have three full years of incentive awards, the Company will apply the target incentive award percentage for each missed year.

4.	Continuation of health insurance coverage at the same cost and same coverage level as in effect as of the executive’s Qualifying Termination date (subject to changes in coverage levels applicable to all employees generally) for a specified coverage period as provided below, to run concurrently with any coverage provided under COBRA. If an executive receives health insurance coverage with a subsequent employer prior to the end of 18 months, the continuation of health insurance coverage under the agreement is discontinued.

Coverage Period
Ms. Lang	36 months
Mr. Rebel	30 months
Mr. Comma	30 months
Mr. Rudolph	30 months
Mr. Beisler	18 months

5.	Standard outplacement services at Company expense, from a nationally recognized outplacement firm selected by the executive, for a period of up to one (1) year from the date of Qualifying Termination.

6.	Unvested restricted stock, performance units, and in-the-money stock options become fully vested, subject to the terms of the applicable award agreement and stock incentive plan.

7.	For pre-2009 agreements, in the event that any portion of the payments and benefits provided for under the agreement are considered excess parachute payments under section 280G of the Internal Revenue Code and are thus subject to the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the agreement provides for a conditional gross-up payment to reimburse the executive for the excise tax and additional taxes resulting from the imposition of the excise tax. The gross-up payment will be made, however, only if the amounts treated as “parachute payments” under Section 280G exceed the Section 280G threshold by more than 10%. If the parachute payments exceed the Section 280G threshold by 10% or less, then the payments to the executive will be reduced to an amount that is one dollar less the Section 280G threshold. The potential tax “gross up” payment is only applicable in the event of a change in control of the Company and, in the Committee’s view, is an appropriate method for the Company to insulate the executives from excise tax imposed under Section 4999 of the Code. Beginning in 2009, we eliminated the excise tax gross up on a prospective basis for any new CIC agreements.

Supplemental Executive Retirement Plan.    In the event of an involuntary termination not for cause or a voluntary termination for good reason resulting from a change in control, in accordance with the SERP, the NEO shall receive, in the form of three annual installments commencing on termination, the actuarial equivalent of his/her accrued early retirement benefit.

Non-Qualified Deferred Compensation.    In the event of a change in control, in accordance with the EDCP, a participant shall become 100% vested in Company contributions. Accounts shall be distributed in accordance with the participant’s existing distribution election (on termination of employment or under a scheduled in-service withdrawal).

Potential Payments Upon Termination or Change in Control

In the event of a termination not related to a change in control, NEOs will receive amounts under the terms and provisions of the specific plans in which they are a participant. None of our NEOs are eligible to retire under any company sponsored plan as of the end of fiscal 2011. As explained in Footnote 4 to the Pension Benefits Table, Mr. Beisler is party to a written agreement under which he is eligible to receive a payment upon retirement computed using his 1998 hire date with Qdoba Restaurants, with such payment based on the SERP formula and payable in the form of an annuity. Under this agreement, he is eligible for an early retirement reduced monthly payment of $12,164 (as of October 2, 2011, calculated based upon retirement prior to age 62, and reflecting a reduction of 5/12 of 1% per month for each month prior to age 62).

The following table shows the potential payments and benefits to which our NEOs would be entitled in the event of: (1) a termination of employment not related to a change in control, or (2) under our CIC agreement, both a) a change in control, and b) a Qualifying Termination. Under our stock incentive plan and award agreements, acceleration of equity awards occurs upon the consummation of a change in control (no Qualifying Termination requirement), and equity is accelerated as explained in Footnote 4 to the table. The potential payments assume that the termination and/or termination resulting from a change in control occurred on the last day of fiscal 2011, October 2, 2011, and where applicable, use the closing price of our Common Stock of $19.92 on September 30, 2011 (the last market trading day in the fiscal year). The actual amounts can only be determined at the time of such termination or change in control, and therefore, the actual amounts will vary from the estimated amounts in the table below.

Potential Payments on Termination of Employment or Change in Control
	Cash Severance (1)	Annual Incentive (2)	Continuation of Benefits (3)	Equity Incentive and Stock Awards (4)	Pension and SERP Benefits (5)	Gross Up for Excise Tax (6)	TOTAL
Ms. Lang
Termination Reason
Voluntary/Involuntary Term Without Cause and Non- Retirement Eligible	—	—	—	—	$546,247	—	$546,247
Death	—	—	—	$3,423,695	$2,048,417	—	$5,472,112
Disability	—	—	—	$3,309,735	$7,156,787	—	$10,466,522
Change in Control / Qualifying Termination	$2,799,000	$1,740,045	$43,837	$4,786,117	$11,598,580	$6,977,753	$27,945,332

Mr. Rebel
Termination Reason
Voluntary/Involuntary Term Without Cause and Non-Retirement Eligible	—	—	—	—	$188,641	—	$188,641
Death	—	—	—	$1,069,972	$897,987	—	$1,967,959
Disability	—	—	—	$1,038,643	$1,638,474	—	$2,677,117
Change in Control / Qualifying Termination	$1,217,500	$570,196	$38,198	$1,326,495	$1,892,853	$1,772,252	$6,817,494

Mr. Comma
Termination Reason
Voluntary/Involuntary Term Without Cause and Non-Retirement Eligible	—	—	—	—	$121,222	—	$121,222
Death	—	—	—	$870,921	$121,222	—	$992,143
Disability	—	—	—	$859,349	$168,180	—	$1,027,529
Change in Control / Qualifying Termination (7)	$0	$0	$48,056	$999,965	$121,222	—	$1,169,243

	Cash Severance (1)	Annual Incentive (2)	Continuation of Benefits (3)	Equity Incentive and Stock Awards (4)	Pension and SERP Benefits (5)	Gross Up for Excise Tax (6)	TOTAL
Mr. Rudolph
Termination Reason
Voluntary/Involuntary Term Without Cause and Non-Retirement Eligible	—	—	—	—	$93,288	—	$93,288
Death	—	—	—	$1,227,093	$93,288	—	$1,320,381
Disability	—	—	—	$1,211,605	$194,516	—	$1,406,121
Change in Control / Qualifying Termination (7)	$0	$0	$34,462	$1,456,014	$93,288	—	$1,583,764

Mr. Beisler
Termination Reason
Voluntary/Involuntary Term Without Cause and Non-Retirement Eligible	—	—	—	—	$216,289	—	$216,289
Death	—	—	—	$727,101	$864,928	—	$1,592,029
Disability	—	—	—	$727,101	$1,417,028	—	$2,144,129
Change in Control / Qualifying Termination	$552,000	$450,432	$21,958	$1,434,327	$2,702,581	$1,339,093	$6,500,391

(1)	Reflects multiple of annual base salary as described in the Compensation and Benefits Assurance Agreement section of this Proxy Statement. For Mr. Comma and Mr. Rudolph, refer to Footnote 7 below.

(2)	Reflects multiple of annual incentive rate as described in the Compensation & Benefits Assurance Agreement section of this Proxy Statement. For Mr. Comma and Mr. Rudolph, refer to Footnote 7 below.

(3)	Reflects benefits continuation as described in the Compensation & Benefits Assurance Agreement section in this Proxy Statement and an outplacement fee estimate of $10,000.

(4)	The total value of equity awards is calculated using the closing price of Jack in the Box Inc. Common Stock as of September 30, 2011, the last trading day of fiscal 2011. The amounts shown in the table only reflect the value of unvested awards and options that would be accelerated upon termination; they do not include the vested portion as of the end of the end of fiscal 2011. For a change in control, the amounts shown reflect only the amount of acceleration of unvested restricted stock, unvested performance units, and in-the-money unvested stock options. All references to termination below include only terminations not for cause.

a)	Stock Awards (RSA/RSU under the stock ownership program in place prior to fiscal 2011):

(i)	Upon termination not related to a change in control, if eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a schedule of the greater of, a) 30% of the award vesting three years from the date of grant, and 10% vesting for each year of service thereafter as of the date of retirement, b) such vesting as would have occurred had 10% of the Award vested for each year of service with the Company, or c) in such greater amount as may be determined by the Board in its sole discretion.

(ii)	Upon termination not related to a change in control, and not eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a schedule of 15% vesting on or after 3 years from the grant date, and 5% vesting for each year of service thereafter as of the termination date.

(iii)	Upon death, disability, or a change in control, stock awards vest 100%.

b)	Performance Units:

(i)	Upon termination not related to a change in control, if eligible to retire under a company sponsored retirement plan or due to death or disability, and Awardee had been continuously employed by the Company as of the last date of the first fiscal year of the performance period, the performance units will vest on a prorated basis, based on the number of full accounting periods the Awardee was continuously employed by the Company during the performance period and to the extent to which performance goals are achieved.

(ii)	Upon termination not related to a change in control or due to death or disability, the award will be cancelled.

(iii)	Upon a change in control, performance units will vest at the greater of the performance level attained as of the date of the change in control or 100% of target.

c)	Time-vested RSUs:

(i)	Upon termination not related to a change in control, death, disability, or retirement, the award will be cancelled.

(ii)	Upon a change in control, death, disability or retirement, the RSUs will vest 100%.

d)	Qdoba Growth and Restricted Units (for Mr. Beisler only) – Performance units are structured like a phantom stock program, payable in cash:

(i)	Upon termination not related to a change in control, if eligible to retire under a company sponsored retirement plan or due to death or disability, and Awardee had been continuously employed by the Company as of the last date of the first fiscal year of the performance period, the performance units will vest on a prorated basis, using Qdoba year-to-date net earnings as of the fiscal Period immediately preceding the date of such event.

(ii)	Upon termination not related to a change in control, death, disability, or retirement, the award will be cancelled.

(iii)	Upon a change in control, 100% of the award will be vested, based on a value equal to the greater of a) Qdoba Targeted Net Earnings, or b) Qdoba year-to-date net earnings as of the fiscal Period immediately preceding the date of the change in control.

e)	Option Awards:

(i)	Upon termination not related to a change in control, and eligible to retire under a company sponsored retirement plan, determination of shares vested is based on a formula of 5% additional vesting for each year of service with the Company.

(ii)	Upon termination not related to a change in control, and not eligible to retire under a company sponsored retirement plan, there is no acceleration of Option Awards.

(iii)	Upon death or a change in control (where options are not assumed by acquiring Company), option awards will vest 100%.

(iv)	Vesting upon disability is based on the number of shares which would have been vested as of twelve months following the Optionee’s first day of absence from work with the Company, and therefore, for purposes of this table, no additional vesting is applied in the event of a disability.

(5)	Annual benefit amounts listed for each NEO are subject to the vesting provisions of the Retirement Plan and the SERP. All values shown for SERP represent present values with the exception of disability. Disability benefits shown are annual amounts paid to the NEO over the NEO’s lifetime. Ms. Lang, Mr. Rebel and Mr. Beisler are not vested in the SERP; Mr. Rudolph and Mr. Comma are not participants in the SERP. Values presented for the Retirement Plan and the SERP are based on the following:

a)

In the event of a voluntary/involuntary termination or death, benefit values are based on accrued benefits as of fiscal year end payable at normal retirement. Benefit values were calculated as of October 2, 2011, based on a discount rate of 5.598% for the qualified pension plan and for the SERP. The RP-2000 Mortality Table is used for both the qualified pension plan and the SERP, projected to 2011 combined for employees and annuitants, separate for males and females with white collar adjustment. In the event of death while actively employed, the amount of the survivor benefit under the SERP shall be one times the participant’s compensation and shall be defined as annualized current base salary plus the average of the annual incentives paid for the three most recent completed fiscal years. If, however, the date of death is at age 55 or later, the amount of the survivor benefit shall be the greater of one times the participant’s compensation or the actuarial equivalent lump sum present value of the participant’s supplemental retirement benefit. In the event of death while actively employed, the amount of the pension benefit shall be the accrued actuarial equivalent pension benefit as determined on the date of death. Such benefit shall not be subject to any reduction of benefits.

b)	Disability benefits shown assume an NEO terminates employment with the Company due to disability and remains continuously disabled until reaching normal retirement age. Benefit values are based on accrued benefits as of the NEO’s normal retirement age and were calculated as of October 2, 2011, based on a discount rate of 5.598% for the qualified pension plan and for the SERP. The RP-2000 Mortality Table, as described above, is used for both the qualified pension plan and for the SERP.

c)	In the event of a change in control, participants become 100% vested. Benefit values are based on accrued benefits as of fiscal year end and were calculated as of October 2, 2011, based on a discount rate of 5.598% for the qualified pension plan and for the SERP. The RP-2000 Mortality Table, as described above, is used for both the qualified pension plan and for the SERP.

(6)	For pre-2009 agreements, if any portion of the payments and benefits provided for in a CIC Agreement would be considered “excess parachute payments” under Section 280G(b)(1) of the Internal Revenue Code and subject to excise tax, then the agreement provides for a “conditional gross up provision” whereby excise taxes are grossed up. In the event that the parachute payment exceeds the excise tax threshold by 10% or less, the executive severance is reduced to $1.00 below the threshold so that executives are not subject to excise taxes. For 2009 and later agreements, payments that would trigger an excise tax are reduced to $1.00 below the threshold so as to not trigger the tax.

(7)	In accordance with the terms of the CIC Agreements for Mr. Comma and Mr. Rudolph, the total termination benefit has been reduced to $1.00 less than the maximum amount they may receive without triggering an excise tax. Mr. Comma’s cash severance and annual incentive is reduced to $0 and acceleration of equity awards is reduced to $999,965. Mr. Rudolph’s cash severance and annual incentive is reduced to $0 and continuation of benefits is reduced to $34,462.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 20, 2011 (“the Record Date”), information with respect to beneficial ownership of our Common Stock by (i) each person who we know to beneficially own more than 5% of any class of the Company’s outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each NEO listed in the Summary Compensation Table herein and (iv) all of our directors and executive officers of the Company as a group. Beneficial ownership for purposes of this table includes shares for which a person, directly or indirectly, has or shares voting and/or investment power, and also includes shares that may be acquired within 60 days (such as through exercising vested stock options) from the Record Date.

Security Ownership Of Certain Beneficial Owners and Management

Name	Number of Shares of Common Stock Beneficially Owned as of December 20, 2011(1)	Number Attributable to Options Exercisable Within 60 Days of December 20, 2011	Percent of Class
FMR LLC (2)	6,569,000	—	14.9%

BlackRock Inc. (3)	3,170,699	—	7.2%
Blue Harbour Group (4)	3,090,994	—	7.0%
Vanguard Group (5)	2,329,936	—	5.3%
Ms. Lang	1,549,989	1,278,712	3.4%
Mr. Rebel	476,014	393,434	1.1%
Mr. Comma	133,504	81,882	*
Mr. Rudolph	164,788	95,953	*
Mr. Beisler	106,707	50,000	*
Mr. Goebel	37,523	24,000	*
Mr. Hutchison	100,123	75,400	*
Ms. Kleiner	4,712	—	*
Mr. Murphy	68,923	60,400	*
Mr. Myers	17,334	—	*
Mr. Tehle	76,923	60,400	*
Ms. Webb	37,523	24,000	*
Mr. Wyatt	18,523	—	*
All directors and executive officers as a group (16 Persons)	3,160,577	2,466,168	7.2%

*	Asterisk in the percent of class column indicates beneficial ownership of less than 1%

(1)	For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. These securities include stock options, direct holdings, restricted stock and restricted stock units as described below.

•

Stock Options.    As a group, all directors and executive officers have the right to acquire through the exercise of stock options within 60 days of the above date, 2,466,168 of the shares reflected above as beneficially owned.

•

Direct Holdings and Restricted Stock.    The shares reflected as beneficially owned by our directors and NEOs include the amounts below. As a group, the shares reflected as beneficially owned by all directors and executive officers include 89,720 direct holdings and 374,117 restricted stock awards. These shares may be voted by such directors and executive officers. Restricted shares are not available for sale or other disposition until the expiration of vesting restrictions, which occurs upon retirement or termination.

Name	Direct Holdings	Restricted Stock
Ms. Lang	22,735	200,000
Mr. Rebel	4,959	62,572
Mr. Comma	874	—
Mr. Rudolph	629	33,243
Mr. Beisler	252	50,000
Mr. Goebel	8,811	—
Mr. Hutchison	16,200	—
Ms. Kleiner	—	—
Mr. Murphy	3,811	—
Mr. Myers	5,000	—
Mr. Tehle	8,000	—
Ms. Webb	8,811	—
Mr. Wyatt	3,811	—

•

Restricted Stock Units.    The total RSUs reflected as beneficially owned by all directors and executive officers as a group is 230,572 units. RSUs are convertible on a one-for-one basis into shares of Common Stock upon vesting. RSUs may not be voted.

•	RSUs for Directors. These RSUs fully vest 12 months from the date of grant or upon termination of service with the Board.

Name	RSUs for Directors
Mr. Goebel	4,712
Mr. Hutchison	8,523
Ms. Kleiner	4,712
Mr. Murphy	4,712
Mr. Myers	12,334
Mr. Tehle	8,523
Ms. Webb	4,712
Mr. Wyatt	14,712

•

RSUs for Executive Officers.    These RSUs include awards made prior to fiscal 2011 under the executive stock ownership program, which do not vest until retirement or termination of service. Beginning fiscal 2011, RSU grants vest evenly over 5 years and have a holding requirement until retirement or termination of service, as explained in section VI.c. Long-Term Incentive Compensation.

	RSU (Ownership Program)	RSU with Holding Requirement
Ms. Lang	—	48,542
Mr. Rebel	—	15,049
Mr. Comma	34,700	16,048	(i)
Mr. Rudolph	25,572	9,391
Mr. Beisler	—	6,455

(i) Includes deferral of 3,000 performance vested restricted stock units for Mr. Comma.

(2)	According to its Form 13F filing as of September 30, 2011, FMR LLC, on behalf of certain of its direct and indirect subsidiaries, Fidelity Management & Research Company and FMR Co., Inc., indirectly held and had investment discretion with respect to 6,569,000 shares. Fidelity Management & Research Company and FMR Co., Inc. were the beneficial owners of 6,569,000 shares, of which FMR LLC had no voting power with respect to 6,569,000 shares. The address of Fidelity Management & Research Company and FMR Co., Inc. is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	According to its Form 13F filing as of September 30, 2011, BlackRock Inc., on behalf of its direct subsidiaries, BlackRock Fund Advisors and BlackRock Institutional Trust Company, had investment discretion with respect to accounts holding 3,170,699 shares. BlackRock Fund Advisors was the beneficial owner of 1,907,880 shares, of which it had sole voting power with respect to 1,907,880 shares. BlackRock Institutional Trust Company, N.A., was the beneficial owner of 1,262,819 shares, of which it had sole voting power with respect to 1,262,819 shares. The address of BlackRock Fund Advisors is 400 Howard Street, San Francisco, California 94105.

(4)	According to its Form 13D/A filing on November 23, 2011, Blue Harbour Group held and had investment discretion with respect to 3,090,994 shares. Blue Harbour Group was the beneficial owner of 3,090,994 shares, of which it had shared voting power with respect to 3,090,994 shares. The address of Blue Harbour Group is 646 Steamboat Road, Greenwich, Connecticut 06830.

(5)	According to its Form 13F filing as of September 30, 2011, Vanguard Group Inc., on behalf of its direct subsidiary, Vanguard Fiduciary Trust Company, had investment discretion with respect to accounts holding 2,329,936 shares. Vanguard Group, Inc. was the beneficial owner of 2,257,378 shares, of which it had no voting power with respect to 2,257,378 shares. Vanguard Fiduciary Trust Company was the beneficial owner of 72,558 shares, of which it had sole voting power. The address of Vanguard Group, Inc. is: P.O. Box 2600, Valley Forge, Pennsylvania 19482.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director, and beneficial owner of more than 10% of the Company’s Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company’s Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2011 were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal year 2011, the Company was not a party to a transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any of its directors, named executive officers or other executive officers, any holder of more than 5% of its Common Stock or any member of the immediate family of any of these persons had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in

“Executive Compensation” above. It is the Company’s policy that the Audit Committee approve or ratify transactions involving the Company and its directors, executive officers or principal stockholders or members of their immediate families or entitles controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules.

OTHER BUSINESS

We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Proposals to be included in the Proxy Statement

Under the rules of the Securities and Exchange Commission, if a stockholder wishes to submit a proposal for possible inclusion in the proxy materials for the 2013 Annual Meeting, we must receive it no later than 120 calendar days prior to the anniversary of this year’s mailing date. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2013 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary no later than 5:00 p.m. Pacific Time, September 14, 2012, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities and Exchange Act of 1934, as well as the applicable requirements of our Bylaws.

Proposals not included in the Proxy Statement

If a stockholder wishes to present a proposal at our 2013 Annual Meeting or to nominate one or more directors, the stockholder must provide the proposal to us on a timely basis and satisfy the other conditions set forth in our Bylaws and in applicable SEC rules. The Company’s Bylaws provide that in order for a stockholder to present business or to make nominations for the election of a director, written notice containing the information required by the Bylaws must be delivered to the Corporate Secretary at the principal executive offices of the Company not less than 120 days and not more than 150 days prior to the first anniversary of the date of the previous year’s Annual Meeting. Accordingly, a stockholder proposal intended to be proposed at the 2013 Annual Meeting must be received by the Corporate Secretary not later than October 20, 2012, and not earlier than September 20, 2012.

General

All proposals must be in writing and should be mailed to Jack in the Box Inc., to the attention of Phillip H. Rudolph, Corporate Secretary, at 9330 Balboa Avenue, San Diego, CA 92123.

A copy of the Bylaws may be obtained by written request to the Corporate Secretary at the same address. The Bylaws are also available at www.jackinthebox.com/investors/corporategovernance.

JACK IN THE BOX INC. ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2011 excluding exhibits, may be obtained by stockholders without charge by written request sent to the above address. We make available free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. These materials can be found at www.jackinthebox.com/investors.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

We may satisfy SEC rules regarding delivery of Proxy Statements and Annual Reports by delivering a single Proxy Statement to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date.

We undertake to deliver promptly upon written or oral request a separate copy of the Proxy Statement and/or Annual Report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a Proxy Statement or Annual Report either now or in the future, please contact our Corporate Secretary at 9330 Balboa Avenue, San Diego, CA 92123. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a Proxy Statement or Annual Report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (i) householding of future Company materials or (ii) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

Exhibit A

JACK IN THE BOX INC.

DIRECTOR INDEPENDENCE GUIDELINES

a.	A director shall not be independent if he or she is a director, executive officer, partner, or owner of 5% or greater interest in a company that either purchases from or makes sales to our Company that total more than 1% of the consolidated gross revenues of such company for that fiscal year.

b.	A director shall not be independent if he or she is a director, executive officer, partner, or owner of 5% or greater interest in a company from which our Company borrows an amount equal to or greater than 1% of the consolidated assets of either our Company or such other company.

c.	A director shall not be independent if he or she is a trustee, director or executive officer of a charitable organization that has received in that fiscal year discretionary donations from our Company that total more than 1% of the organization’s latest publicly available national annual charitable receipts.

A-1

Exhibit B

JACK IN THE BOX INC.

POLICY FOR AUDIT COMMITTEE PRE-APPROVAL OF SERVICES

The Audit Committee of Jack in the Box Inc. (“JACK”) is responsible for the appointment, retention and termination, compensation and oversight of the work of the registered public accountant providing audit or attest services (an “independent auditor”) to JACK, all JACK subsidiaries and any other entity whose financial results are included in JACK’s consolidated financial statements for which an audit of the financial statements is conducted (collectively, the “Company”).

In accordance with the Sarbanes-Oxley Act of 2002 (“SOX”) and implementing rules and regulations of the Securities and Exchange Commission (“SEC”) and the auditing standards and rules of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established as its policy that it will review in advance, and either approve or disapprove, any audit, audit-related, internal control-related, tax or other non-audit service to be provided to the Company by the independent auditor. Definitions of key terms are provided following this policy.

1.  Engagement of Independent Auditor.    Annually, in the early part of each fiscal year, the Audit Committee will approve the engagement of the registered public accounting firm (a) to perform the annual audit of the Company’s consolidated financial statements, (b) to provide an attestation report on the Company’s internal controls over financial reporting, (c) to review the Company’s interim financial statements, and (d) to provide such other audit-related, tax and non-audit services as are then anticipated to be required for the proper conduct of the Company’s affairs and consistent with maintaining the independence of the firm selected to audit the Company’s annual financial statements. The Audit Committee will approve the provision by the Company’s independent auditor of only those non-audit, tax and internal control-related services deemed permissible under the federal securities laws and any applicable rule or regulation of the SEC and/or the PCAOB.

2.  Non-Audit Services.    The Audit Committee may delegate to its Chair the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next regularly held meeting.

3.  Permissible Tax and Internal Control-Related Services.    With respect to the proposed provision of permissible tax services and services related to internal control over financial reporting, the independent auditor shall –

•

provide sufficient information to the Audit Committee regarding the proposed tax service or non-audit service related to internal control over financial reporting to permit it to make a judgment about the impact of the audit firm’s provision of such services on the audit firm’s independence, including, but not limited to, a written description regarding:

•

the nature and scope of the service, fee structure and any side letter or other amendment to the engagement letter, or any other agreement (written or oral) between the independent auditor and the Company relating to that service; and

•

any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement between the independent auditor or its affiliate and any person regarding the promoting, marketing or recommending of a transaction covered by the service;

•	discuss with the Audit Committee the potential effects of the services on the outside auditor’s independence;

•	disclose to the Audit Committee any amendments to tax services or internal control-related engagements whether or not written; and

•	document the substance of the discussion with the Audit Committee.

B-1

With respect to each proposed service, or proposed modification of service, related to internal control over financial reporting or tax, each request must comply with the procedural and information requirements set forth above.

4.  Delegation to Audit Committee Chair.    To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee hereby delegates authority to its Chair, and/or to such other members of the Audit Committee as the Chair shall from time to time designate, to review and, if appropriate, approve in advance, any request for the independent auditor to provide non-audit (including tax and internal control-related) services. Any such approval must be reported to the Audit Committee at its next scheduled meeting, and any necessary corresponding change made to the authorized list of services and budget previously approved by the Audit Committee. With respect to tax and internal control-related services, however, the independent auditor must discuss the service, and its potential effects on its independence, with the full Audit Committee at the next regularly held meeting.

Neither the Audit Committee, the Chair nor any other member of the Audit Committee shall delegate to management, or to any other person, its obligation under applicable law and this policy to approve in advance any service to be provided to the Company by its independent auditor.

Definitions

a. The term “audit services” shall mean services that are necessary to perform an audit and/or review in accordance with the standards of PCAOB and/or requirements of the SEC and the PCAOB, as well as those services that generally only the Company’s independent auditor reasonably can provide, including but not limited to comfort letters, consents and assistance with and/or review of documents filed with the SEC.

b. The term “audit-related services” shall mean assurance and related services that traditionally are performed by the independent auditor including, among other services, attestations, statutory audits, financial audits for subsidiaries or affiliates of the Company, employee benefit plan financial statement audits, agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting requirements, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, consultations on other accounting and/or reporting standards or interpretations of the SEC, the Financial Accounting Standards Board (“FASB”) or other regulatory or standard-setting bodies such as the PCAOB.

c. The term “internal control-related services” shall mean any service that directly or indirectly relates to the Company’s internal control over financial reporting (as defined by the rules and regulations of the SEC and PCAOB). The Audit Committee’s annual decision to retain an independent auditor to perform an audit of the Company’s consolidated financial statements and internal control over financial reporting shall not be included within the scope of this term.

d. The term “tax services” shall mean tax compliance, tax planning and tax advisory services that are permitted by the SEC and/or the PCAOB, and are consistent with applicable federal, state, local and foreign tax laws, including but not limited to the Internal Revenue Code (“IRC”) and implementing rules and regulations of the Internal Revenue Service (“IRS”). This term does NOT include any non-audit service, including those related to the marketing, planning or opining in favor of the tax treatment of a transaction, that is, or that is otherwise related to: (1) a confidential transaction (as defined under PCAOB rules); (2) an aggressive tax position transaction (including, but not limited to, those deemed by the IRS to be “listed transactions”) (as defined under PCAOB rules), and (3) any tax service to a person (other than a non-management director of the Company) in a financial reporting oversight role (as defined under PCAOB rules) at the audit client, or to an immediate family member of such person.

e. The term “all other non-audit services” shall mean any services to be provided to the Company by the independent auditor other than audit services, audit-related services, internal control-related services and tax services. This term shall not include any service that is prohibited by Title II of SOX, any other provision of the federal securities laws or other applicable federal law, and/or any applicable rule, regulation or interpretation of the SEC, the PCAOB or any other governmental or regulatory organization.

B-2

Exhibit C

JACK IN THE BOX INC.

2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED EFFECTIVE FEBRUARY 17, 2012

1.     Establishment, Purpose and Term of Plan.

1.1  Establishment.    Jack in the Box Inc., a Delaware corporation (the “Company”), hereby establishes the Jack in the Box 2004 Stock Incentive Plan (the “Plan”), originally effective as of February 13, 2004, the date of its approval by the stockholders of the Company, as amended and restated herein effective February 17, 2012.

1.2  Purpose.    The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Indexed Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares and Performance Units.

1.3  Term of Plan.    The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, on or before November 16, 2021, the day before the tenth anniversary of the Board’s adoption of this Plan as amended and restated.

2.     Definitions and Construction.

2.1  Definitions.    Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Award” means any Option, Indexed Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(b) “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” an “Indexed Option Agreement,” a “SAR Agreement,” a “Restricted Stock Purchase Agreement,” a “Restricted Stock Bonus Agreement,” a “Restricted Stock Unit Agreement,” a “Performance Share Agreement,” or a “Performance Unit Agreement.”

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(e) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(f) “Company” means Jack in the Box Inc., a Delaware corporation, or any successor corporation thereto.

(g) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(h) “Director” means a member of the Board or of the board of directors of any other Participating Company.

(i) “Disability” means, except as otherwise provided in an Award Agreement, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(j) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award of Restricted Stock Units or Performance Shares held by such Participant.

(k) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, unless otherwise determined by the Committee, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the NASDAQ Stock Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(n) “Full-Value Share” means a share of Stock issued under the Plan pursuant to the grant, exercise or settlement of Restricted Stock Awards and Performance Awards, including a Restricted Stock Bonus, a Restricted Stock Purchase Right, a Restricted Stock Unit, a Performance Share or a Performance Unit.

(o) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(p) “Indexed Option” means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Committee and set forth in the Option Agreement.

(q) “Insider” means any person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(r) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(s) “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be an Incentive Stock Option, a Nonstatutory Stock Option or an Indexed Option.

(t) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(u) “Participant” means any eligible person who has been granted one or more Awards.

(v) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(w) “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(x) “Performance Award” means an Award of Performance Shares or Performance Units.

(y) “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.2.

(z) “Performance Period” means a period established by the Committee pursuant to Section 9.2 at the end of which one or more Performance Goals are to be measured.

(aa) “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 9 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(bb) “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 9 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(cc) “Restricted Stock Award” means an Award of a Restricted Stock Bonus, a Restricted Stock Purchase Right or a Restricted Stock Unit.

(dd) “Restricted Stock Bonus” means Stock granted to a Participant pursuant to the terms and conditions of Section 8.

(ee) “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to the terms and conditions of Section 8.

(ff) “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant to receive in cash or Stock the Fair Market Value of a share of Stock granted pursuant to the terms and conditions of Section 8.

(gg) “Restriction Period” means the period established in accordance with Section 8.4 during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(hh) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ii) “Section 162(m)” means Section 162(m) of the Code.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company Group may be deemed, as provided in the applicable Award Agreement, to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day of such leave any Incentive Stock Option held by such Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.

A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(ll) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(mm) “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(nn) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(oo) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(pp) “Vesting Conditions” mean those conditions established in accordance with Section 8.4 prior to the satisfaction of which shares subject to a Restricted Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    Administration.

3.1  Administration by the Committee.    The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2  Authority of Officers.    Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election; provided however, that no officer shall have discretion with respect to grants of Awards to non-employee Directors.

3.3  Powers of the Committee.    In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or rights to be subject to each Award;

(b) to determine the type of Award granted and to designate Options as Incentive Stock Options, Nonstatutory Stock Options or Indexed Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) subject to Section 5.4(c), the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e) to determine whether an Award of Restricted Stock Units, Performance Shares, Performance Units or Stock Appreciation Rights will be settled in shares of Stock, cash, or in any combination thereof;

(f) to approve one or more forms of Award Agreement;

(g) subject to Section 5.4(c), to amend, modify, extend, cancel or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h) subject to Section 5.4(c), to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

(j) to authorize, in conjunction with any applicable Company deferred compensation plan, that the receipt of cash or Stock subject to any Award under this Plan, may be deferred under the terms and conditions of such Company deferred compensation plan; and

(k) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4  Administration with Respect to Insiders.    With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5  Committee Complying with Section 162(m).    If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.6  No Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the reduction of the exercise price of outstanding options and/or SARs; or (b) the cancellation of outstanding Options and/or SARs in exchange for cash, other Awards or Options and/or SARs with an exercise price that is less than the exercise price of the original Options and/or SARs. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

3.7  Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    Shares Subject to Plan.

4.1  Maximum Number of Shares Issuable.    Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Eleven Million Six Hundred Thousand (11,600,000), all of which shall be eligible to be issued pursuant to incentive stock options intended to qualify under Code section 422. If an outstanding Award for any reason expires or is terminated without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture are forfeited by the Participant, the shares of Stock allocable to the terminated portion of such Award or such forfeited shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares of stock covered by an SAR, to the extent that it is exercised and settled in shares of Stock, whether or not shares of Stock are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan. The number of shares available for issuance under the Plan shall be reduced by (i) shares of Stock withheld by the Company to satisfy any tax withholding obligation pursuant to Section 13.2 and (ii) the gross number of shares for which an Option is exercised, if the exercise price of the Option is paid by tender to the Company or attestation to the ownership of shares of Stock owned by the Participant. Shares of Stock that are repurchased by the Company with Option proceeds shall not be added to the aggregate plan limit described above. Any shares issued pursuant to Awards granted under this Plan as Full-Value Shares on or after February 10, 2010 shall be counted against this limit as one-and-three-quarters (1.75) shares for every one share subject to such Award. To the extent a share that was subject to an Award that counted as one share is returned to the Plan, the share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.75 shares is returned to the Plan, the share reserve will be credited with 1.75 shares.

4.2  Adjustments for Changes in Capital Structure.    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, including Plan limits and share ratios, and to any outstanding Awards, and in the exercise price per share of any outstanding Options, Restricted Stock Purchase Rights, and SARs. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 11.1) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards shall be for New Shares. In the event of any such amendment, the number of shares subject to outstanding Awards and the exercise price per share of outstanding Options and Restricted Stock Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option or Restricted Stock Purchase Right be decreased to an amount less than the par value, if any, of the stock subject to such Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    Eligibility and Award Limitations.

5.1  Persons Eligible for Incentive Stock Options.    Incentive Stock Options may be granted only to Employees. For purposes of the foregoing sentence, the term “Employees” shall include prospective Employees to whom Incentive Stock Options are granted in connection with written offers of employment with the Participating Company Group, provided that any such Incentive Stock Option shall be deemed granted effective on the date such person commences Service as an Employee, with an exercise price determined as of such date in accordance with Section 6.1. Eligible persons may be granted more than one (1) Incentive Stock Option.

5.2  Persons Eligible for Other Awards.    Awards other than Incentive Stock Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service. Eligible persons may be granted more than one (1) Award.

5.3  Fair Market Value Limitation on Incentive Stock Options.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

5.4  Award Limits.    The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(a) Options and SARs. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs (as defined in Section 7) which in the aggregate are for more than Five Hundred Thousand (500,000) shares of Stock. An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(b) Restricted Stock Awards. Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Restricted Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than Two Hundred Thousand (200,000) shares of Stock.

(c) Limits on Vesting.

(i) Accelerated Vesting of Awards. The Committee shall not have the authority to accelerate vesting of Awards, except in connection with death, retirement, Disability or a Change in Control, and as described in Section 5.4(c)(ii).

(ii) Full Value Shares. Any Full Value Shares which vest solely on the basis of continued service shall not provide for vesting any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Shares which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months. There shall be no acceleration of vesting of such Full Value Shares, except in connection with death, retirement, Disability or a Change in Control, as determined by the Committee and/or provided in the Award Agreement. Notwithstanding any contrary provision of the Plan, however, a maximum of 10% of the shares authorized for issuance as of November 17, 2011, may be issued without regard to the limitations of this Section 5.4(c)(ii).

5.5  Performance Awards.    Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than Two Hundred Thousand (200,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than One Million dollars ($1,000,000) for each full fiscal year of the Company contained in the Performance Period for such Award. No Participant may be granted more than one Performance Award for the same Performance Period.

6.    Terms and Conditions of Options.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1  Exercise Price.    The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (c) in the case of an Indexed Option, the Committee shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2  Exercisability and Term of Options.    Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option awarded prior to November 12, 2009 shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Option awarded on or after November 12, 2009 shall be exercisable after the expiration of seven (7) years after the effective date of grant of such Option, (c) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (d) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate seven (7) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3  Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.4  Effect of Termination of Service.

(a) Option Exercisability. An Option granted to a Participant shall be exercisable after the Participant’s termination of Service only during the applicable time period determined in accordance with the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of a Participant’s Service for Cause, if the exercise of an Option within the applicable time periods set forth in an Option Agreement is prevented by the provisions of Section 12 herein, the Option shall remain exercisable until one (1) month (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing other than termination of a Participant’s Service for Cause, if a sale within the applicable time periods set forth in an Option Agreement of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.5 Transferability of Options.    During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.    Terms and Conditions of Stock Appreciation Rights.

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1  Types of SARs Authorized.    SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2  Exercise Price.    The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR.

7.3  Exercisability and Term of SARs.

(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (a) no Freestanding SAR awarded prior to November 12, 2009 shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (b) no Freestanding SAR awarded on or after November 12, 2009 shall be exercisable after the expiration of seven (7) years after the effective date of grant of such SAR.

7.4  Exercise of SARs.    Upon the exercise (or deemed exercise pursuant to Section 7.5) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR. The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.5  Deemed Exercise of SARs.    If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6  Effect of Termination of Service.    An SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

7.7  Nontransferability of SARs.    SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant or the Participant’s guardian or legal representative.

8.    Terms and Conditions of Restricted Stock Awards.

The Committee may from time to time grant Restricted Stock Awards upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.3. If either the grant of a Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 8.2 through 8.4. Restricted Stock Awards may be in the form of a Restricted Stock Bonus, which shall be evidenced by Restricted Stock Bonus Agreement, a Restricted Stock Purchase Right, which shall be evidenced by Restricted Stock Purchase Agreement or a Restricted Stock Unit, which shall be evidenced by a Restricted Stock Unit Agreement. Each such Award Agreement shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Restricted Stock Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply, as applicable, with and be subject to the following terms and conditions:

8.1 Purchase Price.    The purchase price under each Restricted Stock Purchase Right shall be established by the Committee. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving a Restricted Stock Bonus or Restricted Stock Unit, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

8.2  Purchase Period.    A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right; provided, however, that no Restricted Stock Purchase Right granted to a prospective Employee, prospective Director or prospective Consultant may become exercisable prior to the date on which such person commences Service.

8.3  Payment of Purchase Price.    Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof. The Committee may at any time or from time to time grant Restricted Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration. Restricted Stock Bonuses and Restricted Stock Units shall be issued in consideration for services actually rendered to a Participating Company or for its benefit.

8.4  Vesting and Restrictions on Transfer.    Subject to Section 5.4(c), shares issued pursuant to any Restricted Stock Award may be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.3 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 11.1, or as provided in Section 8.7. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.5  Voting Rights; Dividends.    Except as provided in this Section and Section 8.4, during the Restriction Period applicable to shares subject to a Restricted Stock Purchase Right and a Restricted Stock Bonus held by a Participant, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that such dividends or distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Purchase Right and Restricted Stock Bonus with respect to which the dividends or distributions were paid. A Participant who is awarded a Restricted Stock Unit shall possess no incidents of ownership with respect to such a Restricted Stock Award; provided that the award agreement may provide for payments in lieu of dividends to such Participant.

8.6  Effect of Termination of Service.    The effect of the Participant’s termination of Service on any Restricted Stock Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Restricted Stock Award.

8.7  Nontransferability of Restricted Stock Award Rights.    Rights to acquire shares of Stock pursuant to a Restricted Stock Award may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

9.    Terms and Conditions of Performance Awards.

Subject to Section 5.4(c), the Committee may from time to time grant Performance Awards upon such conditions as the Committee shall determine. Performance Awards may be in the form of either Performance Shares, which shall be evidenced by a Performance Share Agreement, or Performance Units, which shall be evidenced by a Performance Unit Agreement. Each such Award Agreement shall specify the number of Performance Shares or Performance Units subject thereto, the method of computing the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award, and shall be in such form as the Committee shall establish from time to time. No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Performance Share and Performance Unit Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1  Initial Value of Performance Shares and Performance Units.    Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final value payable to the Participant in settlement of a Performance Award will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.2  Establishment of Performance Goals and Performance Period.    The Committee shall establish in writing the Performance Period applicable to each Performance Award and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goals applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals shall not be changed during the Performance Period.

9.3  Measurement of Performance Goals.    Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”). Performance Measures shall have the same meanings as used in the Company’s financial statements, or if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated before the effect of changes in accounting standards, restructuring charges and similar extraordinary items, determined according to criteria established by the Committee, occurring after the establishment of the Performance Goals applicable to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

a.	sales
b.	revenue
c.	gross margin
d.	operating margin
e.	operating income
f.	pre-tax profit
g.	earnings before interest, taxes, depreciation and/or amortization
h.	net earnings
i.	net income
j.	cash flow
k.	expenses
l.	expense management
m.	stock price
n.	earnings per share
o.	operating earnings per share
p.	defined operating earnings per share
q.	average unit sales or volume
r.	return on stockholders’ equity

s.	return on capital
t.	return on assets
u.	return on invested capital
v.	economic value added
w.	number of customers
x.	market share
y.	same store sales
z.	average restaurant margin
aa.	restaurant operating margin
bb.	return on investment
cc.	profit after tax
dd.	customer satisfaction
ee.	guest transactions
ff.	number of restaurants franchised
gg.	number of restaurants remodeled or reimaged
hh.	franchise revenues
ii.	gains on restaurants sold
jj.	cash proceeds on restaurants sold
kk.	return on equity
ll.	cash on cash return
mm.	system-wide sales

9.4  Adjustment of Performance Goals.    The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”); (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. Unless otherwise determined by the Committee, the Committee shall not make an adjustment to an Award intended to qualify as “performance-based compensation” under Section 162(m) in a manner that would cause the Award not to so qualify.

9.5  Determination of Final Value of Performance Awards.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the terms of the Award Agreement. The Committee shall have no discretion to increase the value of an Award payable upon its settlement in excess of the amount called for by the terms of the Award Agreement on the basis of the degree of attainment of the Performance Goals as certified by the Committee. However, notwithstanding the attainment of any Performance Goal, if permitted under a Participant’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of a Performance Award that would otherwise be paid upon its settlement. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award. As soon as practicable following the Committee’s certification, the Company shall notify the Participant of the determination of the Committee.

9.6  Dividend Equivalents.    In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. If the Committee provides in the Award Agreement that the Participant may receive Dividend Equivalents, the Dividend Equivalents shall be accumulated and will be paid only to the extent that Performance Shares are earned and become nonforfeitable, at the time determined by the Committee and designated in the Award Agreement. Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.6. Dividend Equivalents shall not be paid with respect to Performance Units.

9.7  Payment in Settlement of Performance Awards.    Payment of the final value of a Performance Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 9.4 and 9.5 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Except as otherwise provided in the Award Agreement, if payment is made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock on the settlement date. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or a reasonable rate of interest within the meaning of Section 162(m).

9.8  Restrictions Applicable to Payment in Shares.    Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.4. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Restricted Stock Bonus Agreement and shall be subject to the provisions of Sections 8.4 through 8.7 above.

9.9  Effect of Termination of Service.    The effect of the Participant’s termination of Service on any Performance Award shall be determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award. Unless otherwise provided by the Committee, and subject to Section 5.4(c):

(a) the final award value of a Participant who terminates Service due to death, retirement or Disability prior to the end of the applicable performance period will be determined on a prorated basis, at the end of such performance period, based on the number of months of the Participant’s Service during the performance period, and the extent to which performance goals are achieved, and

(b) the Performance Award of a Participant who terminates Service for a reason other than death, retirement or Disability prior to the end of the applicable performance period will be forfeited.

9.10  Nontransferability of Performance Awards.    Performance Shares and Performance Units may not be sold, exchanged, transferred, pledged, assigned, or otherwise disposed of other than by will or by the laws of descent and distribution until the completion of the applicable Performance Period. All rights with respect to Performance Shares and Performance Units granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

10.     Standard Forms of Award Agreement.

10.1  Award Agreements.    Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee concurrently with its adoption of the Plan and as amended from time to time. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

10.2  Authority to Vary Terms.    The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

11.    Change in Control.

11.1  Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or, in the case of a Transaction described in Section 11.1(a)(iii), the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Committee shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. An Award Agreement may contain a different definition of Change in Control to the extent required to comply with Section 409A of the Code.

11.2  Effect of Change in Control on Options.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of the Participant, either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation’s stock. In the event that the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, the exercisability and vesting of each such outstanding Option and any shares acquired upon the exercise thereof held by a Participant whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section 11.2 and the provisions of such Option Agreement shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 11.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Committee otherwise provides in its discretion.

11.3  Effect of Change in Control on SARs.    In the event of a Change in Control, the Acquiring Corporation may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding SARs or substitute for outstanding SARs substantially equivalent SARs for the Acquiring Corporation’s stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding SARs in connection with a Change in Control, then any unexercised and/or unvested portions of outstanding SARs shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any SAR that was permissible solely by reason of this paragraph 11.3 shall be conditioned upon the consummation of the Change in Control. Any SARs which are not assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

11.4  Effect of Change in Control on Restricted Stock Awards.    In the event of a Change in Control, the lapsing of the Vesting Conditions applicable to the shares subject to the Restricted Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control (except as otherwise provided in the Award Agreement); provided that any acceleration of the lapsing of Vesting Conditions that was permissible solely by reason of this Section 11.4 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

11.5  Effect of Change in Control on Performance Awards.    In the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control (except as otherwise provided in the Award Agreement). For this purpose, the final value of the Performance Award shall be determined by the greater of (a) the extent to which the applicable Performance Goals have been attained during the Performance Period prior to the date of the Change in Control or (b) the pre-established 100% level with respect to each Performance Target comprising the applicable Performance Goals. Any acceleration of a Performance Award that was permissible solely by reason of this Section 11.5 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

12.    Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

13.    Tax Withholding.

13.1  Tax Withholding in General.    The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

13.2  Withholding in Shares.    The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14.    Termination or Amendment of Plan.

The Committee may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

15.    Miscellaneous Provisions.

15.1  Provision of Information.    Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

15.2  Rights as Employee, Consultant or Director.    No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

15.3  Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2 or another provision of the Plan.

15.4  409A Compliance.    The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code. Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the grantee or holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. Notwithstanding the forgoing, no provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan shall be construed as a guarantee by the Company of any particular tax effect to grantees or holders of Awards. In any event, except as otherwise provided under the applicable Grant Agreement, the Company shall have no obligation to pay any applicable tax on income to grantees or holders of Awards.

15.5  Unfunded Obligation.    Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 8:59 PM Pacific Standard Time the day prior to the shareholder meeting date.

JACK IN THE BOX INC.	INTERNET http://www.proxyvoting.com/jack Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

85554-1

▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS, AND “FOR” ITEMS 2, 3 AND 4.	Please mark your votes as indicated in this example	☒
1.	ELECTION OF DIRECTORS

The Board of Directors recommends a vote “FOR” all 8 Nominees listed below:

		FOR	AGAINST	ABSTAIN

Nominees:
1.1	David L. Goebel	☐	☐	☐

1.2	Madeleine A. Kleiner	☐	☐	☐

1.3	Linda A. Lang	☐	☐	☐

1.4	Michael W. Murphy	☐	☐	☐

1.5	James M. Myers	☐	☐	☐

1.6	David M. Tehle	☐	☐	☐

1.7	Winifred M. Webb	☐	☐	☐

1.8	John T. Wyatt	☐	☐	☐

	The Board of Directors recommends a vote ‘FOR’ items 2, 3 and 4.	FOR	AGAINST	ABSTAIN

2.	Approval of Amendment and Restatement of the Stock Incentive Plan.	☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as independent registered public accountants.	☐	☐	☐

4.	Advisory vote on executive compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Jack in the Box Inc. account online.

Access your Jack in the Box Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Jack in the Box Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the 2012 Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report on Form 10-K are available at: www.jackinthebox.com/proxy

▼ FOLD AND DETACH HERE ▼

PROXY

JACK IN THE BOX INC.

2012 Annual Meeting of Stockholders — February 17, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Linda A. Lang and Phillip H. Rudolph, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Jack in the Box Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2012 Annual Meeting of Stockholders of the company to be held February 17, 2012, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)	SHAREOWNER SERVICES
P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)
85554-1